PRIVILEGED AND CONFIDENTIAL

















                                 AGREEMENT AND

                                PLAN OF MERGER

                                 BY AND AMONG

                              X.L. AMERICA, INC.

                          AND INTERCARGO CORPORATION

                         DATED AS OF December 1, 1998

                               TABLE OF CONTENTS


ARTICLE                                                         	PAGE

ARTICLE I THE MERGER.............................................. 1


  1.1. The Merger................................................. 1
  1.2. Closing.................................................... 2
  1.3. Effective Time............................................. 2
  1.4. Effects of the Merger...................................... 2
  1.5. Filing of Certificate of Merger............................ 2
  1.6. Further Assurances......................................... 3

ARTICLE II  EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
            CONSTITUENT CORPORATIONS; MERGER CONSIDERATION;
		EXCHANGE OF CERTIFICATES; OPTIONS..................... 3

  2.1. Conversion of Shares....................................... 3
  2.2. Stock Options.............................................. 3
  2.3. Dissenting Shares.......................................... 4
  2.4. Payment for Shares......................................... 4

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE COMPANY........ 6

  3.1. Organization, Standing and Power........................... 6
  3.2. Capital Structure.......................................... 6
  3.3. Subsidiaries, Investments.................................. 7
  3.4. No Violations; Consents and Approvals...................... 8
  3.5. Government Filings; Financial Statements................... 9
  3.6. Information Supplied....................................... 9
  3.7. Compliance With Laws.......................................10
  3.8. Insurance Issued...........................................11
  3.9. Rating Agencies............................................13
  3.10. Absence of Certain Changes or Events......................13
  3.11. Absence of Undisclosed Liabilities........................15
  3.12. Litigation................................................15
  3.13. Taxes.....................................................15
  3.14. Employee Benefit Plans; ERISA.............................17
  3.15. Labor Matters.............................................19
  3.16. Environmental Matters.....................................20
  3.17. Real and Personal Property................................21
  3.18. Material Contracts........................................22
  3.19. Related Party Transactions................................24
  3.20. Liens.....................................................24
  3.21. Operations Insurance......................................24
  3.22. Opinion of Financial Advisor..............................24
  3.23. Board of Directors Recommendation.........................25
  3.24. Stockholder Vote Required.................................25
  3.25. Brokers...................................................25
  3.26. Bank Accounts.............................................25
  3.27. Premium Balances Receivable...............................25
  3.28. Investment Portfolio and Other Assets.....................25
  3.29. Payments..................................................26
  3.30. Reinsurance Agreements....................................26
  3.31. State Antitakeover Statutes...............................26
  3.32. Certain Other Agreements..................................26
  3.33. Company Cash and Cash Equivalents.........................27
  3.34. Year 2000.................................................27

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF EMERALD.............27

  4.1. Organization, Standing and Power...........................27
  4.2. Authority; Consent and Approvals...........................27
  4.3. Information Supplied.......................................28
  4.4. Financing..................................................28
  4.5. Brokers....................................................28

ARTICLE V  COVENANTS RELATING TO CONDUCT OF BUSINESS..............29

  5.1. Conduct of Business by the Company Prior
       to the Closing Date........................................29
  5.2. Company Cash...............................................32
  5.3. Additional Company Authorizations..........................32
  5.4. No Solicitations...........................................32

ARTICLE VI  ADDITIONAL AGREEMENTS.................................33

  6.1. Preparation of Proxy Statement; Stockholder Meeting;
	 Comfort Letters............................................33
  6.2. Contract and Regulatory Approvals..........................34
  6.3. HSR Filing.................................................35
  6.4. Access to Information; Confidentiality.....................35
  6.5. Fees and Expenses..........................................35
  6.6. Indemnification............................................36
  6.7. Reasonable Best Efforts....................................37
  6.8. Public Announcements.......................................38
  6.9. Cooperation................................................38
  6.10. Parent Guarantee..........................................38

ARTICLE VII  CONDITIONS PRECEDENT.................................38

  7.1. Conditions to Each Party's Obligation to Effect the Merger 38
  7.2. Conditions to Obligations of Emerald.......................39
  7.3. Conditions to Obligations of the Company...................40

ARTICLE VIII  TERMINATION AND AMENDMENT...........................41

  8.1. Termination................................................41
  8.2. Effect of Termination......................................42
  8.3. Amendment..................................................42
  8.4. Extension; Waiver..........................................42

ARTICLE IX  GENERAL PROVISIONS

  9.1. Nonsurvival of Representations, Warranties and Agreements..43
  9.2. Notices....................................................43
  9.3. Interpretation.............................................44
  9.4. Counterparts...............................................44
  9.5. Entire Agreement; No Third Party Beneficiaries;
	 Rights of Ownership........................................44
  9.6. Governing Law..............................................45
  9.7. Assignment.................................................45

EXHIBITS:

Exhibit 1                                                     Stockholders
           Agreement
Exhibit 2                                                     Employment
           Agreement with Stanley A. Galanski
Exhibit 3                                                     Employment
           Agreement with Robert M. Lynyak
Exhibit 4                                                     Roanoke Consent

                            INDEX OF DEFINED TERMS

DEFINED TERM                                                         SECTION
Acquisition Proposal                                                 5.4(a)
Actions                                                              3.8(g)
Agreement                                                            Preamble
Audits                                                               3.13(e)
Bylaws                                                               1.4(b)
CERCLA                                                               3.16(a)(i)
Certificate of Merger                                                1.3
Certificates                                                         2.5(b)
Closing                                                              1.2
Closing Date                                                         1.2
Code                                                                 3.13(i)
Company                                                              Preamble
Company Annual Statement                                             3.7(c)
Company Balance Sheet                                                3.5
Company Benefit Plans                                                3.14(a)
Company Bylaws                                                       3.1
Company Cash                                                         3.33
Company Certificate                                                  2.1(d)
Company Certificate of Incorporation                                 3.1
Company Common Stock                                                 Recitals
Company Confidentiality Agreement                                    6.4(c)
Company Consolidated Financial Statements                            3.5
Company Employee Arrangements                                        3.14(a)
Company Intangible Property                                          3.17(d)
Company Licenses                                                     3.7(b)(iii)
Company Material Contracts                                           3.18
Company Quarterly Statement                                          3 7(c)
Company Stock Option                                                 2.2
Company Stock Option Plan                                            2.2
Company Stockholder Approval                                         Recitals
Company Stockholders' Meeting                                        6.1(c)
Company Voting Debt                                                  3.2
Constituent Corporations                                             1.1
Contract                                                             3.18
DGCL                                                                 1.1
Disclosure Schedule                                                  Article III
Dissenting Shares                                                    2.4
Effective Time                                                       1.3
Emerald                                                              Preamble
Emerald Bylaws                                                       4.1
Emerald Certificate of Incorporation                                 4.1
Emerald Common Stock                                                 Recitals
Emerald Confidentiality Agreement                                    6.4(c)
Employment Agreements                                                3.32
Environmental Law                                                    3.16(a)(i)
Exchange Act                                                         3.5
Exchange Agent                                                       2.5(a)
Exchange Fund                                                        2.5(a)
Filed Company SEC Documents                                          3.5
Financial Advisor                                                    6.1(a)
FPK Opinion                                                          3.22
Future SEC Documents                                                 3.5
GAAP                                                                 3.5
Galanski  Employment Agreement                                       3.32
Governmental Entity                                                  3.4(c)
Hazardous Material                                                   3.16(a)(ii)
HSR Act                                                              3.4(c)
Indemnified Liabilities                                              6.6(a)
Indemnified Parties                                                  6.6(a)
Key Employee                                                         3.18
Liens                                                                3.20
Loss Reserves                                                        3.7(d)
Lynyak Employment Agreement                                          3.32
Material Adverse Effect                                              3.1
Merger                                                               Recitals
Merger Consideration                                                 2.1(a)
OSHA                                                                 3.16(a)(i)
Parent                                                               Recitals
Producer Agreements                                                  3.18(b)
Proxy Statement                                                      6.1(a)
Real Property Leases                                                 3.17(b)
Reinsurance Agreement                                                3.30
Related Party                                                        3.19
Release                                                             3.16(a)(iii)
Remedial Action                                                      3.16(a)(iv)
Roanoke Consent                                                      3.32
SAP                                                                  3.7(c)
SEC                                                                  6.1(a)
Securities Act                                                       3.5
Share                                                                2.1(a)
Stockholders Agreement                                               3.32
Subsidiary                                                           3.3
Superior Proposal                                                    5.4(a)
Surviving Corporation                                                1.1
Tax Return                                                           3.13
Taxes                                                                3.13
Termination Date                                                     8.1(c)
Termination Fee                                                      6.5(b)
Trigger Event                                                        8.1(e)
Violation                                                            3.4(b)
WARN Act                                                             3.15(d)

                         AGREEMENT AND PLAN OF MERGER


           THIS AGREEMENT AND PLAN OF MERGER, dated as of December 1, 1998 (the "Agreement"), is made and entered into by and among X.L. America, Inc., a Delaware corporation ("Emerald"), and Intercargo Corporation, a Delaware corporation (the "Company").


                               R E C I T A L S:

           WHEREAS, the respective Boards of Directors of the Company and Emerald have determined that the merger of the Company with and into Emerald (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, would be fair to and in the best interests of their respective stockholders, and such Boards of Directors have approved the Merger, pursuant to which each share of common stock, par value $1.00 per share, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time (as defined in Section 1.3)) (other than shares of Company Common Stock owned, directly or indirectly, by the Company, any Subsidiary (as defined in Section 3.3) of the Company, Emerald or any Subsidiary of Emerald will be converted into, subject to the terms hereof, the right to receive the Merger Consideration (as defined in Section 2.1 (c));

           WHEREAS,   the  Merger  requires,  for  the  approval  thereof,  the
affirmative vote of a majority of the outstanding shares of the Company Common Stock (the "Company Stockholder Approval"); and

           WHEREAS,  Emerald  and  the   Company   desire   to   make   certain
representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

           WHEREAS, EXEL Limited, a Cayman Islands corporation ("Parent"), desires to make the agreement provided in Section 6.10 of this Agreement;

           NOW,   THEREFORE,   in   consideration  of  the  foregoing  and  the
representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:


                                    ARTICLE I

                                  THE MERGER


           1.1. THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law ("DGCL"), the Company shall be merged with and into Emerald at the Effective Time. At the Effective Time, the separate corporate existence of the Company shall cease and Emerald shall continue as the surviving corporation (Emerald and the Company are sometimes hereinafter referred to as "Constituent Corporations" and, as the context requires, Emerald is sometimes hereinafter referred to as the "Surviving Corporation"). At the election of Emerald, any direct wholly-owned subsidiary of Emerald incorporated under the laws of the State of Delaware may be substituted for Emerald as a Constituent Corporation in the Merger, and such subsidiary will be the Surviving Corporation of the Merger. Any such election by Emerald shall not relieve Emerald of its obligations under this Agreement.

           1.2. CLOSING. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
Section 8.1, and subject to the satisfaction or waiver of the conditions set forth in Article VII, the closing of the Merger (the "Closing") shall take place at 10:00 a.m., Chicago, Illinois time, on the second business day after satisfaction and/or waiver of all of the conditions set forth in Article VII (the "Closing Date"), at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, unless another date, time or place is agreed to in writing by the parties hereto.

           1.3. EFFECTIVE TIME. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, as provided in the DGCL, as soon as practicable on or after the Closing Date. The Merger shall become effective upon the acceptance for record of such filing or at such time thereafter as is provided in the Certificate of Merger (the "Effective Time").

           1.4. EFFECTS OF THE MERGER. The Merger shall have the effects as set forth in the applicable provisions of the DGCL:

           (a) The Certificate of Incorporation of Emerald shall be the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the terms thereof and the DGCL.

           (b) The Bylaws of Emerald (the "Bylaws") shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by applicable law, the Surviving Corporation's Certificate of Incorporation or the Bylaws.

           (c) The directors of Emerald immediately prior to the Effective Time shall be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier
     death,  resignation  or  removal   in   accordance   with   the  Surviving
     Corporation's Certificate of Incorporation and Bylaws.

           (d) The officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.

           1.5. FILING OF CERTIFICATE OF MERGER. At the Closing, Emerald and the Company shall cause a Certificate of Merger to be executed and filed with the Secretary of State of the State of Delaware as provided in <section> 251 of the DGCL, and shall take any and all other lawful actions and do any and all other lawful things to cause the Merger to become effective.

           1.6. FURTHER ASSURANCES. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or any of the rights, properties or assets of either of the Constituent Corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of the Constituent Corporations or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of the Constituent Corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

                                    ARTICLE II

                   EFFECT OF THE MERGER ON THE CAPITAL STOCK
                    OF THE CONSTITUENT CORPORATIONS; MERGER
               CONSIDERATION; EXCHANGE OF CERTIFICATES; OPTIONS


           2.1. CONVERSION OF SHARES. (a) Each share (a "Share") of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) Shares held in the Company's treasury, (ii) Shares held by Emerald or any other subsidiary of Emerald and (iii) Dissenting Shares (as defined in Section 2.4 hereof)) shall, at the Effective Time, by virtue of the Merger and without any action on the part of Emerald, the Company or the holder thereof, be cancelled and extinguished and be converted into the right to receive, pursuant to Section 2.5, $12.00 per Share in cash (the "Merger Consideration"), payable to the holder thereof, without interest thereon, upon the surrender of the certificate formerly representing such Share, less any required withholding of taxes. At the Effective Time, each outstanding share of Emerald Common Stock shall be converted into a share of common stock of the Surviving Corporation.

           (b) Each Share held in the treasury of the Company and each Share held by Emerald or any subsidiary of Emerald, or the Company or any Subsidiary of the Company immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Emerald, the Company or the holder thereof, be cancelled, retired and cease to exist and no payment shall be made with respect thereto.

           2.2. STOCK OPTIONS. (a) Prior to the consummation of the Merger, the Board of Directors of the Company shall use its best efforts to cause the terms of all outstanding stock options and any related stock appreciation right heretofore granted under any stock option plan of the Company (collectively, the "Company Stock Option Plans") which would become exercisable by the persons listed on Schedule 2.2(a) on or before the Effective Time by its terms to be amended to provide that, at the Effective Time, each stock option ("Company Stock Option") outstanding immediately prior to the consummation of the Merger held by the persons listed on Schedule 2.2(a) shall be cancelled and the holder thereof shall be entitled to receive at the Effective Time from the Company in consideration for such cancellation a cash payment of an amount equal to (i) the excess, if any, of (A) the Merger Consideration over (B) the exercise price per share of Company Common Stock subject to such stock option, multiplied by
(ii) the number of shares of Company Common Stock into which such stock option was theretofore exercisable.

           (b) All amounts payable pursuant to Section 2.2(a) shall be subject to any required withholding of taxes and shall be paid without interest.

           (c) Prior to the consummation of the Merger, the Board of Directors of the Company (or, if appropriate, any committee administering the Company Stock Option Plans) shall adopt such resolutions or take such actions as are commercially reasonable, subject, if necessary, to obtaining consents of the holders thereof, to carry out the terms of this Section 2.2.

           2.3. DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such Shares in accordance with
Section 262 of the Delaware Act ("Dissenting Shares") shall not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect or withdraws or loses his right to appraisal, in which case such Shares shall be treated as if they had been converted as of the Effective Time into a right to receive the Merger Consideration, without interest thereon. The Company shall give Emerald prompt notice of any demands received by the Company for appraisal of Shares and, prior to the Effective Time, Emerald shall have the right to direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of Emerald, make any payment with respect to, or settle or offer to settle, any such demands.

           2.4. PAYMENT FOR SHARES. (a) Prior to the Effective Time, Emerald shall designate a bank or trust company reasonably acceptable to the Company to act as exchange agent in connection with the Merger (the "Exchange Agent") pursuant to an exchange agreement in form and substance reasonably satisfactory to the Company. Prior to the Effective Time, Emerald will provide the Exchange Agent with cash necessary to make cash payments contemplated by Section 2.1(a) hereof (the "Exchange Fund"). Such funds shall be invested by the Exchange Agent as directed (i) prior to the Effective Time, by Emerald or, (ii) after the Effective Time, by the Surviving Corporation, PROVIDED that such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $500 million. Any net profit resulting from, or interest or income produced by, such investments will be payable to the Surviving Corporation or Emerald, as Emerald directs.

           (b) Promptly after the Effective Time, the Exchange Agent shall mail to each record holder, as of the Effective Time, of an outstanding certificate or certificates which immediately prior to the Effective Time represented Shares (the "Certificates") a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates for payment therefor. Upon surrender to the Exchange Agent of a Certificate, together with a duly executed letter of transmittal and any other required documents, the holder of such Certificate shall receive in exchange therefor (as promptly as practicable) the Merger Consideration, without any interest thereon, less any required withholding of taxes, and such Certificate shall forthwith be cancelled. If payment is to be made to a person other than the person in whose name a Certificate so surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer, that the signatures on the Certificate or any related stock power shall be properly guaranteed and that the person requesting such payment shall either pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate so surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.5(b), each Certificate (other than Certificates representing Shares held in the Company's treasury or by Emerald or the Company, or by any Subsidiary of Emerald or the Company, and other than Certificates representing Dissenting Shares) shall represent for all purposes only the right to receive for each Share represented thereby the Merger Consideration.

           (c) After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of the Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article II.

           (d) From and after the Effective Time, the holders of Certificates evidencing ownership of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided herein or by applicable law. Such holders shall have no rights, after the Effective Time, with respect to such Shares except to surrender such Certificates in exchange for cash pursuant to this Agreement or to perfect any rights of appraisal as holders of Dissenting Shares that such holders may have pursuant to Section 262 of the Delaware Act.

           (e) Any portion of the Exchange Fund (including the proceeds of any investment thereof) that remains unclaimed by the stockholders of the Company for six months after the Effective Time shall be repaid to the Surviving Corporation. Any stockholders of the Company who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general creditors for payment of their claims for the Merger Consideration for each Share such stockholders hold, without any interest.

           (f) Notwithstanding anything to the contrary in this Section 2.5, none of the Exchange Agent, Emerald or the Surviving Corporation shall be liable to a holder of a Certificate formerly representing Shares for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.


                                    ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY


           Except as disclosed in the disclosure schedule (the "Disclosure Schedule") delivered at or prior to the date of this Agreement, the Company represents and warrants to Emerald and EAC as follows:

           3.1. ORGANIZATION, STANDING AND POWER. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified or licensed to do business as a foreign corporation and in good standing to conduct business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification or license necessary, other than such jurisdictions where the failure so to qualify or become so licensed would not individually or in the aggregate adversely affect the Company and its Subsidiaries taken as a whole in any material respect. The Company has heretofore made available to Emerald complete and correct copies of its Certificate of Incorporation, as amended and currently in effect as of the date of this Agreement (the "Company Certificate of Incorporation"), and the Company's Amended and Restated Bylaws (the "Company Bylaws"). As used in this Agreement, a "Material Adverse Effect" shall mean, with respect to any specified party to this Agreement, any event, charge, condition, fact or effect which has or could reasonably be expected to have a material adverse effect on
(i) the business, results of operations, or financial condition of such party and its Subsidiaries taken as a whole or (ii) the ability of such party to consummate the transactions contemplated by this Agreement.

           3.2. CAPITAL STRUCTURE. As of the date of this Agreement, the authorized capital stock of the Company consists of 20,000,000 shares, all of which are shares of Company Common Stock. At the close of business on November 20, 1998: (i) 7,699,981 shares of Company Common Stock were issued and outstanding; (ii) 600,000 shares of Company Common Stock were reserved for issuance in connection with the Company Stock Option Plan, of which 227,150 shares are available for the exercise of currently outstanding Company Stock Options; Company Stock Options are vested and presently exercisable for an aggregate of 76,850 Shares; (iii) 406,400 shares of Company Common Stock were held in treasury; and (iv) no bonds, debentures, notes or other instruments or evidence of indebtedness having the right to vote (or convertible into, or exercisable or exchangeable for securities having the right to vote) on any matters on which the Company stockholders may vote ("Company Voting Debt") were issued or outstanding. All outstanding shares of Company Common Stock are validly issued, fully paid and nonassessable and are not subject to preemptive or other similar rights. Except as set forth in Section 3.2 of the Disclosure
Schedule: (i) no securities of the Company are convertible into or exchangeable or exercisable for shares of capital stock, Company Voting Debt or other voting securities of the Company; and (ii) no stock awards, options, warrants, calls, rights (including stock purchase or preemptive rights), commitments or agreements to which the Company is a party or by which it is bound, in any case obligate the Company to issue, deliver, sell, purchase, redeemed or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of its capital stock, any Company Voting Debt or other voting securities or securities convertible into or exchangeable or exercisable for voting securities of the Company, or obligate the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Except as set forth in Section 3.2 of the Disclosure Schedule there are not, as of the date of this Agreement, and there will not be on the date of the Company Stockholders' Meeting, any stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any shares of the capital stock of the Company which will limit in any way the solicitation of proxies by or on behalf of the Company from, or the casting of votes by, the stockholders of the Company with respect to the Merger.

           3.3. SUBSIDIARIES, INVESTMENTS. Section 3.3 of the Disclosure Schedule sets forth the name of each Subsidiary of the Company, the jurisdiction of its incorporation or organization and whether it is an insurance company. Each Subsidiary is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the power and authority and all necessary government approvals to own, lease and operate its properties and to carry on its business as now being conducted. Each Subsidiary of the Company is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. The Company has heretofore made available to Emerald complete and correct copies of the certificate of incorporation (or other organizational documents) and bylaws of each of its Subsidiaries. Section 3.3 of the Disclosure Schedule sets forth, as to each Subsidiary of the Company, its authorized capital stock and the number of issued and outstanding shares of capital stock (or similar information with respect to any Subsidiary not organized as a corporate entity). All outstanding shares of the capital stock of the Subsidiaries of the Company are validly issued, fully paid and nonassessable and are not subject to preemptive or other similar rights; neither the Company nor any Subsidiary of the Company has any call obligations or similar liabilities with respect to partnerships or other Subsidiaries not organized as corporate entities. Except as set forth in Section 3.3 of the Disclosure Schedule, the Company is, directly or indirectly, the record and beneficial owner of all of the outstanding shares of capital stock (or other interests, with respect to Subsidiaries not organized as corporate entities) of each of its Subsidiaries, free and clear of all Liens and other restrictions with respect to the transferability or assignability thereof (other than restrictions on transfer imposed by federal or state securities laws) and no capital stock (or other interests, with respect to Subsidiaries not organized as corporate entities) of any of its Subsidiaries is or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable or exercisable for, shares of capital stock (or other interests, with respect to Subsidiaries not organized as corporate entities) of any of its Subsidiaries and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may be bound to issue, redeem, purchase or sell shares of Subsidiary capital stock (or other interests, with respect to Subsidiaries not organized as corporate entities) or securities convertible into or exchangeable or exercisable for any such shares or interests. Except for the ownership interests set forth in Section 3.3 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries owns, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, business association, joint venture or other entity, except for portfolio investments made in the ordinary course of business. As used in this Agreement, the word "Subsidiary," with respect to any party to this Agreement, means any corporation, partnership, limited liability company, joint venture or other organization, whether incorporated or unincorporated, of which: (i) such party or any other Subsidiary of such party is a general partner; (ii) voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation, partnership, limited liability company, joint venture or other organization is held by such party or by any one or more of its Subsidiaries, or by such party and any one or more of its Subsidiaries; or (iii) at least 10% of the equity, other securities or other interests is, directly or indirectly, owned or controlled by such party or by any one or more of its Subsidiaries or by such party and any one or more of its Subsidiaries.

           3.4. NO VIOLATIONS; CONSENTS AND APPROVALS. (a) The Company has all requisite corporate power and authority to enter into this Agreement and, subject to the Company Stockholder Approval, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, subject, in the case of the Merger, to the Company Stockholder Approval, and assuming that this Agreement constitutes the valid and binding agreement of Emerald, constitutes a valid and binding obligation of the Company enforceable in accordance with its terms and conditions except that the enforcement hereof may be limited by
(i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and
(iii) any ruling or action of any Governmental Entity as set forth in Section 3.4(c).

           (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company will not conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration (including pursuant to any put right) of any obligation or the loss of a material benefit under, or the creation of a Lien on assets or property, or right of first refusal with respect to any asset or property (any such conflict, violation, default, right of termination, cancellation or acceleration, loss, creation or right of first refusal, or change, a "Violation"), pursuant to, (i) any provision of the Company Certificate of Incorporation or Company Bylaws or the comparable documents of any of its Subsidiaries or (ii) except as to which requisite waivers or consents have been obtained and specifically identified in Section 3.4 of the Disclosure Schedule and assuming the consents, approvals, authorizations or permits and filings or notifications referred to in paragraph (c)) of this
Section 3.4 are duly and timely obtained or made and, in the case of the Merger, the Company Stockholder Approval has been obtained, any loan or credit agreement, note, mortgage, deed of trust, indenture, lease, Company License (as defined in Section 3.7), Company Benefit Plan (as defined in Section 3.14), Company Material Contract (as defined in Section 3.18), or any other agreement, obligation, instrument, concession or license or any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, any of its Subsidiaries or any of their respective properties or assets except for such Violations which would not individually or in the aggregate adversely affect the Company and its Subsidiaries taken as a whole in any material respect.

           (c) No consent, approval, order or authorization of, or registration, declaration or filing with, notice to, or permit from any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity'), is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for: (i) any actions and approval that may be required under the insurance laws and regulations of the jurisdictions in which the Subsidiaries of the Company that are insurance companies are domiciled or licensed, each of which is listed in
Section 3.4(c)(i) of the Disclosure Schedule; (ii) the filing of a pre-merger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), and the expiration or termination of the applicable waiting period thereunder; (iii) the filing with the SEC of a proxy statement in definitive form relating to the approval by the holders of Company Common Stock of the Merger (such proxy statement as amended or supplemented from time to time being hereinafter referred to as the "Proxy Statement"); (iv) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (v) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws; (vi) the Company Stockholder Approval; and (vii) where the failure to obtain consent, approval, order, or authorization of, or registration, declaration or filing with, notice to, or permit from a Government Entity would not adversely affect the Company and its Subsidiaries taken as a whole in any material respect.

           3.5. GOVERNMENT FILINGS; FINANCIAL STATEMENTS. The Company has made available to Emerald a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by the Company with the SEC since December 31, 1994 and prior to the date of this Agreement (the "Filed Company SEC Documents"), which are all the documents (other than preliminary material) that the Company was required to file with the SEC since such date. The Company will promptly make available to Emerald a true and complete copy of each report, schedule, registration statement (if any) and definitive proxy statement (the "Future SEC Documents") filed by the Company after the date of this Agreement. As of their respective dates, the Filed Company SEC Documents complied, and the Future SEC Documents will comply, in all material respects with the requirements of the Securities Act of 1933), as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Filed Company SEC Documents or Future SEC Documents, as the case may be, and none of the Filed Company SEC Documents contained, and none of the Future SEC Documents will contain, any untrue statement of a material fact or omitted, or will omit, to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company (the "Company Consolidated Financial Statements") included in the Filed Company SEC Documents or Future SEC Documents comply, or will comply, as to form in all material respects with the published rules and regulations of the SEC with respect thereto, have been, or will be, prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present, or will present, in accordance with applicable requirements of GAAP the consolidated financial position of the Company and its consolidated subsidiaries as of the dates therein and the consolidated results of their operations and cash flows for the periods presented therein (subject, in the case of unaudited interim financial statements, to normal recurring adjustments none of which are material).
Section 3.5 of the Disclosure Schedule lists with respect to the Company Common Stock for the period since December 31, 1997 and prior to the date of this Agreement each (i) Schedule 13D filed with the SEC and (ii) application for change in control filed under the insurance holding company laws of any state or other jurisdiction.

           3.6. INFORMATION SUPPLIED. The Proxy Statement, on the date it is first mailed to the holders of the Company Common Stock or at the time of the Company Stockholders' Meeting, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied in writing by Emerald specifically for inclusion therein. If, at any time prior to the Company Stockholders' Meeting, any event with respect to the Company, or with respect to other information supplied by the Company for inclusion in the Proxy Statement, shall occur which is required to be described in an amendment of, or a supplement to, any of such documents, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company.

           3.7. COMPLIANCE WITH LAWS. (a) Except as disclosed in Section 3.7(a) of the Disclosure Schedule, the business of the Company and each of its Subsidiaries is being, in all material respects, conducted in compliance with all applicable laws, including, without limitation, all insurance laws, ordinances, rules and regulations, decrees and orders of any Governmental Entity, and all notices, reports, documents and other information required to be filed thereunder within the last three years were properly filed and were in compliance in all material respects with such laws.

           (b)  INSURANCE AND OTHER LICENSES.

           (i) Section 3.7(b)(i)(A) of the Disclosure Schedule contains a true and complete list of all jurisdictions in which each of the Subsidiaries of the Company is licensed to transact insurance business. Except as disclosed in
Section 3.7(b)(i)(B) of the Disclosure Schedule, each of the Subsidiaries of the Company has all the licenses necessary to conduct the lines of insurance business which such Subsidiary is currently conducting in each of the states set forth in Section 3.7(b)(i)(A) of the Disclosure Schedule, which are all of the states in which the Company is currently conducting business or in the process of commencing conducting business. The Subsidiaries of the Company own or validly hold the 'insurance licenses referred to in Section 3.7(b)(1)(A) of the Disclosure Schedule, all of which licenses are valid and in full force and effect. Except as set forth in Section 3.7(b)(1)(A) of the Disclosure Schedule, there is no proceeding or investigation pending or, to the knowledge (as defined below) of the Company, threatened which would reasonably be expected to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of any such license to transact insurance business. As used in this Agreement, "knowledge" means the actual knowledge, after reasonable inquiry, of, in the case of the Company, the officers of the Company, and, in the case of Emerald, the officers of Emerald and the Parent.

           (ii) The Company and each of its Subsidiaries owns or validly holds all licenses, franchises, permits, approvals, authorizations, exemptions, classifications, registrations, rights and similar documents (other than licenses to transact insurance business) which are necessary for it to own, lease or operate its properties and assets and to conduct its business as now conducted, except for such licenses the failure to hold which would not individually or in the aggregate adversely affect the Company and its Subsidiaries taken as a whole in any material respect. The business of the Company, any and each of its Subsidiaries has been and is being conducted in compliance in all material respects with all such licenses. All such licenses are in full force and effect, and there is no proceeding or investigation pending or, to the knowledge of the Company, threatened which would reasonably be expected to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of any such license.

           (iii) The licenses referred to in subparagraphs (i) and (ii) are collectively referred to herein as the "Company Licenses."

           (c) INSURANCE STATEMENTS. Each Subsidiary of the Company that is an insurance company has filed during the three years ended December 31, 1997, all annual and quarterly statements, together with all exhibits and schedules thereto, required to be filed with or submitted to the appropriate regulatory authorities of the jurisdiction in which it is domiciled and to any other jurisdiction where required on forms prescribed or permitted by such authority. Each Annual Statement filed by any Subsidiary of the Company that is an insurance company with the insurance regulator in its state of domicile for the three years ended December 31, 1997 (each a "Company Annual Statement"), together with all exhibits and schedules thereto, financial statements relating thereto and any actuarial opinion, affirmation or certification filed in connection therewith and each Quarterly Statement so filed for the quarterly periods ended after January 1, 1998 (each a "Company Quarterly Statement") were prepared in conformity with the statutory accounting practices prescribed or permitted by the insurance regulatory authorities of the applicable state of domicile applied on a consistent basis ("SAP"), present fairly, in all material respects, to the extent required by and in conformity with SAP, the statutory financial condition of such Subsidiary at their respective dates and the results of operations, changes in capital and surplus and cash flow of such Subsidiary for each of the periods then ended. No deficiencies or violations have been asserted in writing by any insurance regulator with respect to the foregoing financial statements which have not been cured or otherwise resolved to the satisfaction of such insurance regulator.

           (d) LOSS RESERVES. All statutory reserves as established or reflected in the Company Annual Statements and Company Quarterly Statements were determined in accordance with SAP and generally accepted actuarial assumptions and met the requirements of the insurance laws of each applicable jurisdiction as of the respective dates of such statements in all material respects. The statutory reserves set forth in the Company Annual Statement and Company Quarterly Statements reflect a reasonable provision for unpaid policy losses and loss adjustment expenses as of such date. The reserves of the Subsidiaries of the Company including, but not limited to, the reserves for incurred losses, incurred loss adjustment expenses, incurred but not reported losses and loss adjustment expenses for incurred but not reported losses (the "Loss Reserves") as set forth in the audited consolidated financial statements and unaudited interim financial statements of such Subsidiaries included in the Filed Company SEC Documents were determined in good faith by the Company and such Subsidiaries in accordance with GAAP and were believed by the Company and such Subsidiaries to be reasonable when made. The Loss Reserves established or reflected in the Company Annual Statements and the Company Quarterly Statements were determined in accordance with generally accepted actuarial standards consistently applied and are in compliance in all material respects with the insurance laws, rules and regulations of their respective states of domicile as well as those of any other applicable jurisdictions.

           (e) NO DIVIDENDS PAID. Except as set forth in Section 3.7(e) of the Disclosure Schedule, from September 30, 1998, none of the Company's Subsidiaries have paid any dividend or made any other distribution in respect of its capital stock.

           3.8. INSURANCE ISSUED. Except (i) as set forth in Section 3.8 of the Disclosure Schedule and (ii) where noncompliance would not individually or in the aggregate adversely affect the Company and its Subsidiaries taken as a whole in any material respect, with respect to all insurance issued:

           (a) All insurance policies issued, reinsured or underwritten by the Subsidiaries of the Company are, to the extent required by applicable law, and in all material respects on forms approved by the insurance regulatory authority of the jurisdiction where issued or delivered or have been filed with and not objected to by such authority within the period prescribed for such objection, and utilize premium rates which if required to be filed with or approved by insurance regulatory authorities have been so filed or approved and the premiums charged conform thereto.

           (b) All insurance policy benefits payable by any Subsidiary of the Company and, to the knowledge of the Company, by any other person that is a party to or bound by any reinsurance, coinsurance or other similar agreement with any Subsidiary of the Company, have in all material respects been paid or are in the course of settlement in accordance with the terms and within the limits of the insurance policies and other contracts under which they arose, except for such benefits for which there is a reasonable basis to contest payment and which are being or have been contested by appropriate proceedings and in accordance with applicable law.

           (c) The Company has not received any written notice that the financial condition of any other party to any reinsurance, coinsurance or other similar agreement with any of its Subsidiaries is so impaired as to result in a default thereunder.

           (d) All advertising, promotional, sales and solicitation materials and product illustrations used by any Subsidiaries of the Company or any agent of any of its Subsidiaries have complied and are in compliance, in all material respects, with all applicable laws.

           (e) To the knowledge of the Company, each insurance agent, at the time such agent wrote, sold or produced business for any Subsidiary of the Company since January 1, 1993 was duly licensed as an insurance agent (for the type of business written, sold or produced by such insurance agent) in the particular jurisdiction in which such agent wrote, sold or produced such business and was properly appointed by such Subsidiary. All written contracts and agreements between any such agent, on the one hand, and the Company or any of its Subsidiaries, on the other hand, are in material compliance with all applicable laws and regulations. To the knowledge of the Company and its Subsidiaries, no such agent is the subject of, or party to, any disciplinary action or proceeding under applicable law. As of the date hereof, to the Company's knowledge, the Company has not been advised that any insurance agent intends to terminate or materially change its relationship with the Company or its Subsidiaries as a result of the Merger or the contemplated operations of the Company and its Subsidiaries after the Merger is consummated.

           (f) Except as set forth in Section 3.8(f) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any fronting agreement or places or sells coinsurance whether for its own account or for any reinsurance company.

           (g) There are to the knowledge of the Company (i) no claims asserted,
     (ii) no actions, suits, investigations or proceedings by or before any court or other Governmental Entity and (iii) no investigations by or on behalf of any of the Company or its Subsidiaries ((i), (ii) and (iii) being collectively referred to as "Actions") pending or threatened, against or involving any of the Company or its Subsidiaries, that include allegations that any of the Company or its Subsidiaries were in violation of or failed to comply with any law, statute, ordinance, rule, regulation,
     code,  writ,  judgment,   injunction,   decree,   determination  or  award
     applicable   to  the  Company  or  its  Subsidiaries  in  the   respective
     jurisdictions in which their products have been sold.

           3.9. RATING AGENCIES. Except as disclosed in Section 3.9 of the Disclosure Schedule, since December 31, 1997, no rating agency has imposed conditions (financial or otherwise) on retaining any currently held rating assigned to any Subsidiary of the Company that is an insurance company or indicated to the Company that it is considering the downgrade of any rating assigned to any Subsidiary of the Company that is an insurance company. As of the date of this Agreement, each Subsidiary of the Company that is an insurance company has the A.M. Best rating set forth in Section 3.9 of the Disclosure Schedule. Notwithstanding anything to the contrary, the imposition of conditions (financial or otherwise) on retaining any currently held rating assigned to any Subsidiary of the Company that is an insurance company or downgrade of any rating assigned to any Subsidiary of the Company that is an insurance company primarily as a result of the transactions contemplated by this Agreement shall not be a breach of this representation and warranty.

           3.10. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1997, there has not been, occurred, or arisen any change, event (including, without limitation, any damage, destruction, or loss whether or not covered by insurance), condition or state of facts of any character with respect to the business or financial condition of the Company or any of its Subsidiaries, except (i) as disclosed in Section 3.10 of the Disclosure Schedule or in the Filed Company SEC Documents, (ii) the imposition of conditions (financial or otherwise) on retaining any currently held rating assigned to any Subsidiary of the Company that is an insurance company or downgrade of any rating assigned to any Subsidiary of the Company that is an insurance company primarily as a result of the transactions contemplated by this Agreement, and (iii) for events in the ordinary course of business consistent with past practice that would not, individually or in the aggregate, result in a Material Adverse Effect on the Company. Except as disclosed in Section 3.10 of the Disclosure Schedule or in the Filed Company SEC Documents, since December 31, 1997, the Company and each of its Subsidiaries has operated only in the ordinary course of business consistent with past practice and (without limiting the generality of the foregoing) there has not been, occurred, or arisen:

           (a) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company or any direct or (other than any retirement of any Company Stock Options contemplated pursuant to this Agreement) indirect redemption, purchase or other acquisition by the Company of any such stock or of any interest in or right to acquire any such stock;

           (b) any split, combination or reclassification of any of its outstanding capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company's or any of its Subsidiary's outstanding capital stock;

           (c)(i) any granting by the Company or any of its Subsidiaries to any director, officer or other employee of the Company or any of its Subsidiaries of any increase in compensation (including perquisites), except, with respect to employees other than Key Employees (as defined below), grants in the ordinary course of business consistent with prior practice, (ii) any granting by the Company or any of its Subsidiaries to any such director, officer or other employee of any increase in severance or termination pay, (iii) any entry into, modification, amendment, waiver or consent by the Company or any of its Subsidiaries with respect to any employment, severance, change of control, termination or similar agreement, arrangement or plan (oral or otherwise) with any officer, director or other employee or (iv) any granting by the Company or any of its Subsidiaries of any Company Stock Option or the change or amendment of any existing Company Stock Option or Company Stock Option Plan;

           (d) any change in the method of accounting or policy used by the Company or any of its Subsidiaries other than as disclosed in the financial statements included in the Filed Company SEC Documents, the Company Annual Statement or the Company Quarterly Statement most recently filed and publicly available prior to the date hereof or which were required by GAAP or SAP;

           (e) made any material amendment to the insurance policies in force of any Subsidiary of the Company or made any change in the methodology used in the determination of the reserve liabilities of the Subsidiaries of the Company or any reserves contained in the financial statements included in the Filed Company SEC Documents, the Company Annual Statement or the Company Quarterly Statements;

           (f) any termination, amendment or entrance into as ceding or assuming insurer any reinsurance, coinsurance or other similar agreement or any trust agreement or security agreement relating thereto, other than (i) facultative reinsurance contracts related to the Company's public entity business only that have been entered into in the ordinary course of business consistent with past practice and (ii) renewals for periods of one year or less on substantially the same terms, in the ordinary course of business;

           (g) any introduction of any insurance policy or any changes made in its customary marketing, pricing, underwriting, investing or actuarial practices and policies, except in the ordinary course of business consistent with past practice;

           (h) any Lien created or assumed on any of the assets or properties of the Company or any of its Subsidiaries;

           (i) any liability involving the borrowing of money by the Company or any of its Subsidiaries or the incurrence by the Company or any of its Subsidiaries of any deferred purchase price obligation (other than trade credit incurred in the ordinary course of business and consistent with past practice);

           (j) any cancellation of any liability owed to the Company or any of its Subsidiaries by any other person or entity other than immaterial amounts owed by a person or entity who is not a Related Party (as defined in Section 3.19);

           (k) any write-off or write-down of, or any determination to write-off or writedown, the assets or properties (other than any statutory write-down of investment assets which is not related to a permanent impairment of value) of the Company of any of its Subsidiaries or any portion thereof;

           (l) any expenditure or commitment for additions to property, plant, equipment, or other tangible or intangible capital assets or properties of the Company or any of its Subsidiaries which exceeds $75,000 individually or in the aggregate;

           (m) any material change in any marketing relationship between the Company or any of its Subsidiaries and any person or entity through which the Company sells insurance Contracts; or

           (n) any Contract  to  take  any  of  the  actions prohibited in this
     Section 3.10.

           3.11. ABSENCE  OF UNDISCLOSED LIABILITIES. Except  as  reflected  in
Section 3.11 of the Disclosure Schedule, as of December 31, 1997, neither the Company nor any of its Subsidiaries had any liabilities, absolute, accrued, contingent or otherwise, whether due or to become due, which were not shown or provided for in the audited financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997. Since December 31, 1997, neither the Company nor any of its Subsidiaries has incurred any liabilities, absolute, accrued, contingent or otherwise, whether due or to become due except: (i) liabilities arising in the ordinary course of business consistent with past practice, which would not individually or in the aggregate cause a Material Adverse Effect on the Company and its Subsidiaries taken as a whole; (ii) as specifically and individually reflected in Section 3.11 of the Disclosure Schedule or Filed Company SEC Documents or (iii) other liabilities which, individually or in the aggregate, together with those liabilities referenced in subparagraphs (i) and (ii) would not adversely affect the Company and its Subsidiaries taken as a whole in any material respect. Except for regular periodic assessments in the ordinary course of business, no claim or assessment is pending or, to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries by any state insurance guaranty association in correction with such association's fund relating to insolvent insurers.

           3.12. LITIGATION. Except as set forth in Section 3.12 of the Disclosure Schedule and except for claims arising under insurance policies in
(a) an amount no greater than the limits set forth in such policies and/or (b) not involving punitive, extra-contractual or extraordinary damages, (i) there is no material suit, action, investigation, arbitration or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, at law or in equity, before any person and
(ii) there is no writ, judgment, decree, injunction, rule or similar order of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries.

           3.13. TAXES. Except  as set forth in Section 3.13 of the Disclosure
Schedule:

           (a) The Company and its Subsidiaries have (i) duly and timely filed (or there have been filed on their behalf) with the appropriate taxing authorities all Tax Returns (as defined below) required to be filed by them, and all such Tax Returns are true, correct and complete in all material respects and (ii) timely paid or there have been paid on their behalf all material Taxes (as defined below) due or claimed to be due from them by any taxing authority.

           (b) The Company and its Subsidiaries have complied in all respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and have, within the time and manner prescribed by law, withheld and paid over to the proper governmental authorities all amounts required to be withheld and paid over under all applicable laws.

           (c) There are no liens for material axes upon the assets or properties of the Company or any of its Subsidiaries except for statutory liens for current Taxes not yet due.

           (d) Neither the Company nor any of its Subsidiaries has requested any extension of time within which to file any material Tax Return in respect of any taxable year which has not since been filed.

           (e) To the Company's knowledge, no federal, state, local or foreign audits or other administrative proceedings or court proceedings ("Audits") exist with regard to any material Taxes or material Tax Returns of the Company or any of its Subsidiaries and there has not been received any written notice that such an Audit is pending or threatened with respect to any material Taxes due from or with respect to the Company or any of its Subsidiaries or any material Tax Return filed by or with respect to the Company or any of its Subsidiaries.

           (f) Neither the Company nor any of its Subsidiaries has requested or received a ruling from any taxing authority or signed a closing or other agreement with any taxing authority which would materially affect any taxable period after the Closing Date.

           (g) The federal and state income Tax Returns of the Company and its Subsidiaries have been examined by the appropriate taxing authorities (or the applicable statute of limitations for the assessment of Taxes for such periods have expired) for all periods through December 31, 1993, and a list of all Audits commenced or completed with respect to the Company and its Subsidiaries for all taxable periods not yet closed by the statute of limitations is set forth in Section 3.13 of the Disclosure Schedule.

           (h) All material Tax deficiencies which have been claimed, proposed or asserted in writing against the Company or any of its Subsidiaries have been fully paid, finally settled or adequately reserved, and no issue has been raised in writing in any examination which, by application of similar principles, could be expected to result in the proposal or assertion of a material Tax deficiency for any other year not so examined.

           (i) Neither the Company nor any of its Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Internal Revenue Code of 1986, as amended (the "Code"), for any period after the Closing Date, by reason of any voluntary or involuntary change in accounting method (nor has any taxing authority proposed in writing any such adjustment or change of accounting method).

           (j) Neither the Company nor any of its Subsidiaries is a party to,is bound by, nor has any obligation under, any Tax sharing agreement, Tax indemnification agreement or similar contract or arrangement.

           (k) No power of attorney has been granted by or with respect to the Company or any of its Subsidiaries with respect to any matter relating to Taxes, which is currently effective.

           (l) Neither the Company nor any of its Subsidiaries has filed a consent pursuant to Section 341(f) of the Code (or any predecessor provision) or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or any of its Subsidiaries.

           (m) Since December 31, 1997, neither the Company nor any of its Subsidiaries has incurred any liability for Taxes other than in the ordinary course of business or as have been fully and adequately reserved for in the Company Consolidated Financial Statements.

           (n) Neither the Company nor any of its Subsidiaries has or could have any liability for any material Taxes of any person other than itself or the Company or any of its Subsidiaries under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law).

           (o) Neither the Company nor any of its Subsidiaries has any intercompany items or corresponding items that have not been taken into account under Treasury Regulation Section 1. 1502-13 (or any similar provision under state, local or foreign law).

           (p) Neither the Company nor any of its Subsidiaries has made any tax election that would result in deferring any material income or gain from a tax period ending on or before the Closing Date to a tax period ending after the Closing Date without a corresponding receipt of cash and/or property or would result in accelerating any material loss or deduction from a tax period ending after the Closing Date to a tax period ending on or before the Closing Date.

           (q) Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or other arrangement(s) which could result in the payment of amounts that could be nondeductible by reason of Section 28OG or 162(m) of the Code.

           For purposes of this Agreement, (i) "Taxes" (including,, with correlative meaning, the term "Tax") shall mean all taxes, charges, fees, levies, penalties or other assessments imposed by any federal, state, local or foreign taxing authority, including, but not limited to, income, gross receipts, excise, property, sales, transfer, franchise, payroll, withholding social security and other taxes, and shall include any interest, penalties or additions attributable thereto and (ii) "Tax Return" shall mean any return, report, information return or other document (including any related or supporting information) required to be prepared with respect to Taxes.

           3.14. EMPLOYEE BENEFIT PLANS; ERISA. (a) Section 3.14(a) of the Disclosure Schedule sets forth a complete and correct list of (i) all "employee benefit plans," as defined in Section 3(3) of ERISA, which Company or any of its Subsidiaries maintains or has any obligation or liability, contingent or otherwise ("Company Benefit Plans") and (ii) all employment or consulting agreements and all bonus or other incentive compensation, stock bonus, stock option, restricted stock, stock appreciation right, stock purchase, bonus, deferred compensation, salary continuation, severance, perquisites or other special or fringe benefit agreements (including mortgage financings and tuition reimbursements), which the Company or any of its Subsidiaries maintains or has any obligation or liability (contingent or otherwise) in each case, with respect to any current or former officer, director or employee of the Company or any of its Subsidiaries (the "Company Employee Arrangements").

           (b) With respect to each Company Benefit Plan, a complete and correct copy of each of the following documents (if applicable) has been provided or made available to Emerald: (i) the most recent plan and related trust documents, and all amendments thereto; (ii) the most recent summary plan description, and all related summaries of material modifications thereto; (iii) the most recent Form 5500 (including schedules and attachments); (iv) the most recent IRS determination letter or request therefor; and (v) the most recent actuarial reports (including for purposes of Financial Accounting Standards Board Report Nos. 87,106 and 112), if any. A complete and correct copy of each Company Employee Arrangement has been provided or made available to Emerald.

           (c) Any Company Benefit Plans intended to qualify under Section 401 of the Code have been determined by the Internal Revenue Service to be so qualified and no event has occurred and no condition exists with respect to the form or operation of such Company Benefit Plans that would cause the loss of such qualification.

           (d) Except as set forth in Section 3.14(d) of the Disclosure Schedule, all contributions or other payments required to have been made by the Company or any of its Subsidiaries to or under any Company Benefit Plan or Company Employee Arrangement by applicable law or the terms of such Company Benefit Plan or Company Employee Arrangement (or any agreement relating thereto) have been timely and properly made.

           (e) Except as set forth in Section 3.14(e) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries maintains or has an obligation to contribute to retiree life or retiree health plans which provide for continuing benefits or coverage for current or former officers, directors or employees of the Company or any of its Subsidiaries except as may be required under Part 6 of Title I of ERISA and at the sole expense of the participant or the participant's beneficiary.

           (f) Except as disclosed in Section 3.14(f) of the Disclosure Schedule, none of the assets of any Company Benefit Plan is stock of the Company or any of its affiliates, or property leased to or jointly owned by the Company or any of its affiliates.

           (g) Except as disclosed in Section 3.14(g) of the Disclosure Schedule and as otherwise provided in Section 2.3, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any employee (current, former or retired) of the Company, (ii) increase any benefits under any Company Benefit Plan or Company Employee Arrangement, or (iii) result in the acceleration of the time of payment of, vesting of or other rights with respect to any such benefits.

           (h) No prohibited transaction under Section 406 of ERISA or Section 4975 of the Code has occurred with respect to a Company Benefit Plan.

           (i) Each Company Benefit Plan (including without limitation, a Company Benefit Plan covering retirees or the beneficiaries of such retirees) may be terminated or amended by the plan sponsor at any time without the consent of any person covered thereunder, and may be terminated without liability for benefits accruing after the date of such termination.

           (j) There are (i) no investigations pending by any governmental entity (including the Pension Benefit Guaranty Corporation ("PBGC")) involving the Company Benefit Plans and (ii) no pending or threatened claims (other than routine claims for benefits), suits or proceedings against any Company Benefit Plan, against the assets of any of the trusts under any Company Benefit Plan or against any fiduciary of any Company Benefit Plan with respect to the operation of such plan or asserting any rights or claims to benefits under any Company Benefit Plan or against the assets of any trust under such plan.

           (k) Neither the Company nor any of its Subsidiaries maintains or contributes to, nor have they ever maintained or contributed to, any pension plan subject to Title IV of ERISA or Sections 412 of the Code or 302 of ERISA.

           (l) Except as disclosed in Section 3.14(l) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has incurred, or reasonably expects to incur, any liability under Title IV or ERISA (other than for the payment of PBGC insurance premiums or plan benefits which have been paid when due).

           (m) Except as disclosed in Section 3.14(m) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has any liability (including any contingent liability under Section 4204 of ERISA) with respect to any "multiemployer plan" (within the meaning of Section 3(37) of ERISA).

           3.15. LABOR MATTERS. (a) Neither the Company nor any of its Subsidiaries is a party to any labor or collective bargaining agreement and no employees of the Company or any of its Subsidiaries are represented by any labor organization.

           (b) There are no strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances or other material labor disputes pending or, to the knowledge of the Company, threatened in writing against or involving the Company or any of its Subsidiaries. There are no unfair labor practice charges, grievances or complaints pending or, to the knowledge of the Company, threatened in writing by or on behalf of any employee or group of employees of the Company or any of its Subsidiaries.

           (c) Except as set forth in Section 3.15 of the Disclosure Schedule, there are no complaints, charges or claims against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened to be brought or filed with any governmental authority, arbitrator or court based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by the Company or any of its Subsidiaries.

           (d) Since December 31, 1993, there has been no "mass layoff' or "plant closing" (as deemed by the WARN Act) with respect to the Company or any of its Subsidiaries.

           3.16. ENVIRONMENTAL MATTERS.  (a)  For purposes of this Agreement:

            (i) "Environmental Law" means any applicable law regulating or prohibiting Releases of Hazardous Materials into any part of the natural environment, or pertaining to the protection of natural resources, the environment, and public and employee health and safety from Hazardous Materials including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") (42 U.S.C. Section 9601 ET SEQ.), the Hazardous Materials Transportation Act (49 U.S.C.
     Section 1801 ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 ET SEQ.), the Clean Water Act (33 U.S.C. Section 1251 ET SEQ.), the Clean Air Act (33 U.S.C. Section 7401 ET SEQ.), the Toxic Substances Control Act (15 U.S.C. Section 7401 ET SEQ.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 ET SEQ.), and the Occupational Safety and Health Act (29 U.S.C. Section 651 ET SEQ.) ("OSHA") (to the extent OSHA regulates occupational exposure to Hazardous Materials) and the regulations promulgated pursuant thereto, and any such applicable state or local statutes, and the regulations promulgated pursuant thereto, as such laws have been and may be amended or supplemented through the Closing Date;

            (ii) "Hazardous Material" means any substance, material or waste which is regulated as hazardous or toxic by any public or governmental authority in the jurisdictions in which the applicable party or its Subsidiaries conducts business, or the United States, including, without limitation, any material or substance which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law and shall also include, without limitation, petroleum, petroleum products, asbestos, polychlorinated biphenyls and radioactive materials;

            (iii) "Release" means any  release,  spill,  effluence,   emission,
     leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration of Hazardous Material into the environment; and

            (iv) "Remedial Action" means all actions, including, without limitation, those involving any capital expenditures, required by a governmental entity or required under any Environmental Law, or voluntarily undertaken to: (A) clean up, remove, treat, or in any other way mitigate the adverse effects of any Hazardous Materials Released in the environment; (B) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not endanger or threaten to endanger the public health or welfare or the environment; (C) perform preremedial studies and investigations or postremedial monitoring and care pertaining or relating to a Release or threat of Release; or (z) bring the applicable party into compliance with any Environmental Law.

           (b)  Except as set forth in Section 3.16 of the Disclosure Schedule:

            (i) The operations of the Company and each of its Subsidiaries have been and, as of the Closing Date, will be, in compliance with all
     Environmental  Laws,  except   for  such  noncompliance  which  would  not
     individually or in the aggregate adversely affect the Company and its Subsidiaries taken as a whole in any material respect;

           (ii) The Company and each of its Subsidiaries have obtained and will, as of the Closing Date, maintain all permits required under applicable Environmental Laws for the continued operations of their respective businesses, except where the failure to so obtain or maintain would not individually or in the aggregate adversely affect the Company and its Subsidiaries taken as a whole in any material respect;

            (iii) Neither the Company nor any of its Subsidiaries is subject to any outstanding orders from, or agreements with, any Governmental Entity or other person respecting (A) Environmental Laws, (B) Remedial Action or
     (C) any Release or threatened Release of a Hazardous Material;

            (iv) Neither the Company nor any of its Subsidiaries has received any written communication alleging, with respect to any such party, the violation of or potential liability under any Environmental Law;

            (v)  Neither  the  operations  of  the   Company  nor  any  of its
     Subsidiaries involve the generation, transportation, treatment, storage or disposal of hazardous waste as defined and regulated under 40 C.F.R. Parts 260-270 (in effect as of the date of this Agreement) or any state equivalent;

            (vi) No judicial or administrative proceedings or governmental investigations are pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries alleging the violation of or seeking to impose liability pursuant to any Environmental Law;

            (vii) No environmental approvals, clearances or consents are required under applicable law from any governmental entity or authority in order to consummate the reactions contemplated herein; and

           (c) This Section 3.16 sets forth the sole representations and warranties of the Company with respect to Environmental Laws.

           3.17. REAL AND PERSONAL PROPERTY. (a) There is no real property owned in fee by the Company or any of its Subsidiaries.

           (b) Each lease, sublease or other agreement (collectively, the "Real Property Leases") under which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any real property is valid, binding and in full force and effect, all rent and other sums and charges payable by the Company or any of its Subsidiaries as a tenant thereunder are current, and no termination event or condition or uncured default of a material nature on the part of the Company or any of its Subsidiaries or, to the Company's knowledge, the landlord, exists under any Real Property Lease. The Company and its Subsidiaries have a good and valid leasehold interest in each parcel of real property leased by them, free and clear of all Liens, except those reflected or reserved against in the consolidated balance sheet of the Company dated as of December 31, 1997, and Liens imposed upon the leased real property by or on account of the landlords thereof.

           (c) Except as set forth in Section 3.17(c) of the Disclosure Schedule, the Company and its Subsidiaries own good and indefeasible title to, or have a valid leasehold interest in or a valid right under contract to use, all tangible personal property that is used in the conduct of their business, free and clear of any Liens, except for any mechanics or similar statutory liens arising in the ordinary course of business. All such tangible personal property is in good operating condition and repair (normal wear and tear excepted) and is suitable for its current uses.

           (d) Except as set forth in Section 3.17(d) of the Disclosure Schedule, the Company and its Subsidiaries own or have a right to use each trademark, trade name, patent, service mark, brand mark, brand name, database, copyright and other intellectual property owned or used in connection with the operation of the business of the Company and its Subsidiaries, including any registrations thereof, and each license or other contract relating thereto (collectively, the "Company Intangible Property"), free and clear of any and all Liens. Section 3.17(d) of the Disclosure Schedule sets forth a complete list of the Company Intangible Property. To the knowledge of the Company, the use of the Company Intangible Property by the Company and its Subsidiaries does not conflict with, infringe upon, violate or interfere with any right, title or interest of any other person. Except as set forth in Section 3.17(d) of the Disclosure Schedule, the Company and its Subsidiaries own or have valid and enforceable licenses or other rights to use, free and clear of any and all Liens, all software used in connection with the operation of the business of the Company and its Subsidiaries, the use of such software by the Company and its Subsidiaries does not infringe on or otherwise violate the rights of any person, and, to the knowledge of the Company, no person is challenging, infringing on or otherwise violating, the right of the Company or any Subsidiary with respect to any such software used by the Company and its Subsidiaries.

           3.18. MATERIAL CONTRACTS. Section 3.18 of the Disclosure Schedule contains a true and complete list of each of the following Company Material Contracts (as defined in this Section 3.18) in effect as of the date of this Agreement (true and complete copies of which have been made available to Emerald) to which the Company or any of its Subsidiaries is a party or by which any of their respective assets or properties is or may be bound:

           (a) all employment, agency (other than insurance agency), consulting, or representation contracts or other contracts of any type (including, without limitation, loans or advances) with any present officer or director, agent (other than an insurance agent), consultant, or other similar representative of the Company or any of its Subsidiaries (or former officer, director, Key Employee, agent (other than an insurance agent), consultant or similar representative of the Company or any of its Subsidiaries if there exists any present or future liability with respect to such contract);

           (b) a specimen form insurance agent contract (the "Producer Agreements") and any insurance agent contract having terms different in any material respect than the terms contained in the specimen form agent contract;

           (c) all contracts with any person or entity containing any provision or covenant limiting the ability of the Company to (A) sell any products or services, (B) engage in any line of business or (C) compete with or obtain products or services from any person or entity or (ii) limiting the ability of any person or entity to compete with or to provide products or services to the Company;

           (d) all contracts relating to the borrowing of money by the Company, relating to the deferred purchase price for property or services, or relating to the direct or indirect guarantee by the Company or any of its Subsidiaries of any liability;

           (e) all contracts (other than contracts of insurance or reinsurance entered into in the ordinary course of business) pursuant to which the Company or any of its Subsidiaries has agreed to indemnify or hold harmless any person or entity (other than indemnifications or hold harmless covenants in the ordinary course of business and consistent with past practice);

           (f) all leases or subleases of real property used in the business, operations, or affairs of the Company or any of its Subsidiaries;

           (g) all contracts or arrangements (including, without limitation, those relating to allocations of expenses, personnel, services, or facilities) between the Company and any of its Subsidiaries or among the Subsidiaries of the Company;

           (h) all leases of automobiles used in the business, operations or affairs of the Company or any of its Subsidiaries;

           (i) all reinsurance (whether as assuming or ceding insurer or otherwise), coinsurance or other similar contracts;

           (j) all other contracts (other than insurance contracts issued, reinsured or underwritten by the Company) that involve the payment or potential payment, pursuant to the terms of such contracts, by or to the Company of more than $75,000 or that are otherwise material to the business or condition of the Company; and

           (k) any commitments or other obligations to enter into any of the foregoing.

           Each Company Material Contract disclosed or required to be disclosed in Section 3.18 of the Disclosure Schedule is in full force and effect and constitutes a legal, valid and binding obligation of the Company or any of its Subsidiaries to the extent any such entity is a party thereto and, to the knowledge of Company, each other party thereto. Neither the Company nor any of its Subsidiaries has received from any other party to such Company Material Contract any written notice of termination or intention to terminate or not to honor the terms of such Contract. Except as set forth in Section 3.18 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any other party to such Company Material Contract is in violation or breach of or default under any such Company Material Contract (or with or without notice or lapse of time or both, would be in violation or breach of or default under any such Contract), which violations, breach or default would individually or in the aggregate adversely affect the Company and its Subsidiaries taken as a whole in any material respect. As used in this Agreement, the term "Company Material Contract" shall mean any agreement, arrangement, undertaking, lease, sublease, license, sublicense, promissory note, evidence of indebtedness or other binding contract, in each case, reduced to writing having a value of $100,000 or more per year. As used in this Agreement "Key Employee" shall mean employees of the Company having a salary of $90,000 or more per year.

           3.19.  RELATED PARTY TRANSACTIONS.   Except  as set forth in Section
3.19 of the Disclosure Schedule, no director, officer, "affiliate" or "associate" (as such terms are defined in Rule 12b-2 under the Exchange Act) of the Company (each a "Related Party"): (i) has borrowed any monies from or has outstanding any indebtedness, liabilities or other similar obligations to the Company or any of its Subsidiaries; (ii) owns any direct or indirect interest of any kind in, or is a director, officer, employee, partner, affiliate or associate of, or consultant or lender to, or borrower from, or has the right to participate in the management, operations or profits of, any person or entity which is (A) a competitor, supplier customer, distributor, lessor, tenant, creditor or debtor of the Company or any of its Subsidiaries, (B) engaged in a business related to the business of the Company or any of its Subsidiaries or
(C) participating in any transaction to which the Company or any of its Subsidiaries is a party; or (iii) is otherwise a party to any contract, arrangement or understanding, with the Company or any of its Subsidiaries.

           3.20. LIENS. Except as set forth in Section 3.20 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has granted, created or suffered to exist with respect to any of its assets, any mortgage, pledge, charge, hypothecation, collateral assignment, lien (statutory or otherwise), encumbrance or security agreement of any kind or nature whatsoever (collectively, the "Liens").

           3.21. OPERATIONS INSURANCE. Section 3.21 of the Disclosure Schedule contains a true and complete list and description of all liability, property, workers compensation, directors and officers liability, and other similar insurance policies or agreements that insure the business, operations, or affairs of the Company and its Subsidiaries or affect or relate to the ownership, use, or operations of any of the assets or properties of the Company and its Subsidiaries. Excluding insurance policies that have expired and been replaced in the ordinary course of business, no insurance policy has been canceled within the last year except as disclosed in Section 3.21 of the Disclosure Schedule, and, to the knowledge of the Company or its Subsidiaries, no threat has been made to cancel any insurance policy of any of the Company or its Subsidiaries during such period. Except as disclosed in Section 3.21 of the Disclosure Schedule, all such insurance will remain in full force and effect with respect to periods before the Closing without the payment of additional premiums. No event has occurred, including, without limitation, the failure by any of the Company or its Subsidiaries to give any notice or information or any of the Company or its Subsidiaries giving any inaccurate or erroneous notice or information, which limits or impairs the rights of such Company or Subsidiary under any such insurance policies.

           3.22. OPINION OF FINANCIAL ADVISOR. The Company has received the opinion of the Financial Advisor dated December 1, 1998 (the "FPK Opinion"), to the effect that, as of the date thereof, the Merger Consideration to be received by the holders of Company Common Stock in the Merger is fair from a financial point of view to such holders. A signed, true and complete copy of the FPK Opinion has been delivered to Emerald, and the FPK Opinion has not been withdrawn or modified.

           3.23. BOARD OF DIRECTORS RECOMMENDATION. The Board of Directors of the Company, at a meeting duly called and held, has by the unanimous vote of those directors present and voting (who constituted all of the directors then in office) (i) approved and adopted this Agreement, the Merger and the other transactions contemplated hereby, (ii) determined that the consideration to be received by the holders of shares of Company Common Stock pursuant to the Merger is fair to the holders of such shares, (iii) resolved to recommend, subject to Sections 5.4 and 6.1 of this Agreement, that the holders of the shares of Company Common Stock approve this Agreement and the transactions contemplated herein and (iv) resolved to call a special meeting of the stockholders of the Company to approve the Merger.

           3.24. STOCKHOLDER VOTE REQUIRED. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is the only vote of the holders of any class or series of the Company's capital stock necessary (under applicable law or otherwise) to approve the Merger and the transactions contemplated hereby.

           3.25. BROKERS. The Company represents that no agent, broker, investment broker, financial advisor or other firm or person is or will be entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement, except for the Financial Advisor, whose fees and expenses shall be paid by the Company in accordance with the Company's agreements with such firm dated as of February 6, 1998, a true and correct copy of which has been furnished to Emerald prior to the date hereof.

           3.26. BANK  ACCOUNTS. Section   3.26  of  the  Disclosure  Schedule
contains (i) a true and complete list of the names and locations of all banks, trust companies, securities brokers, and other financial institutions at which the Company and each of its Subsidiaries has an account or safe deposit box,
(ii) a true and complete list and description of each such account, box, and relationship, and (iii) a list of all signatories for each such account and box.

           3.27. PREMIUM BALANCES RECEIVABLE. The premium balances receivable of the Company and its Subsidiaries as reflected in the Company's financial statements for the quarter ended September 30, 1998, to the extent uncollected on the date hereof, and the premium balances receivable reflected on the books of the Company and its Subsidiaries as of the date hereof, are valid and existing and represent monies due, and the Company and its Subsidiaries have made reserves reasonably considered adequate for receivables not collectible in the ordinary course of business, and (subject to the aforesaid reserves) are subject to no refunds or other adjustments and to no defenses, rights of setoff, assignments, restrictions, encumbrances or conditions enforceable by third parties or affecting any material amount thereof.

           3.28. INVESTMENT PORTFOLIO AND OTHER ASSETS. The Company and its Subsidiaries own an investment portfolio acquired in the ordinary course of business, and a true and complete list of the securities and other investments in such investment portfolio, as of September 30, 1998 with respect to mortgage loans and September 30, 1998, if any, with respect to debt and equity securities and other investments, with true and correct information included thereon as to the cost of each such investment and the market value thereof as of such date, is listed in Section 3.28 of the Disclosure Schedule. Except as otherwise set forth in Section 3.28 of the Disclosure Schedule, (i) none of the investments included in such investment portfolio is in default in the payment of principal or interest or dividends or impaired to any extent, (ii) all investments included in such investment portfolio comply (x) with all insurance laws and regulations of each of the states to which the Company and its Subsidiaries is subject relating thereto and (y) to the Company's knowledge, with all federal and state securities laws and (iii) such investments constitute all of the investments or holdings (including loans to agencies) of the Company and its Subsidiaries other than any disclosed in Sections 3.3, 3.17(a) or 3.17(c) of the Disclosure Schedule.

           3.29. PAYMENTS. To the knowledge of the Company, neither the Company nor any of its Subsidiaries nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any Subsidiary has used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, or made any direct or indirect unlawful payments to government officials or employees or agents from corporate funds, or established or maintained any unlawful or unrecorded funds.

           3.30. REINSURANCE AGREEMENTS. Section 3.30 of the Disclosure Schedule contains a true and complete list of all reinsurance treaties and contracts applicable to the Company (whether as ceding insurer or assuming reinsurer) or the Subsidiaries (individually, a "Reinsurance Agreement" and collectively, the "Reinsurance Agreements"), copies of which have been delivered or made available to Emerald. Each of the Reinsurance Agreements is valid and binding in all material respects in accordance with its terms and is in full force and effect. No other party to any Reinsurance Agreement has given notice to the Company or any of its Subsidiaries that intends to terminate or cancel any such Reinsurance Agreement as a result of the Merger or the contemplated operations of the Company or its Subsidiaries after the Merger is consummated, which termination or change would have a Material Adverse Effect on the Company. Any Subsidiary of the Company that has ceded reinsurance pursuant to any such Reinsurance Agreement is entitled to take full credit in its financial statements for all amounts recoverable (net of any reserve for collectibility under such Reinsurance Agreement) with such credit accounted for (i) pursuant to SAP, as a reduction of such Company's loss reserves and (ii) pursuant to GAAP, as a reinsurance recoverable asset. The Company has no unrecoverable reinsurance balances, other than as fully reserved on the Company's consolidated balance sheet dated September 30, 1998 and delivered to Emerald prior to the date of execution hereof or specified on
Section 3.30(b) of the Disclosure Schedule.

           3.31. STATE ANTITAKEOVER STATUTES. The Company has granted all approvals and taken all other steps necessary to exempt the Merger and the other transactions contemplated hereby from the requirements and provisions of
Section 203 of the DGCL and any other state antitakeover statute or regulation such that none of the provisions of such Section 203 or any other "business combination," "moratorium," "control share" or other state antitakeover statute or regulation (x) prohibits or restricts the Company's ability to perform its obligations under this Agreement or its ability to consummate the Merger and the other transactions contemplated hereby, (y) would have the effect of invalidating or voiding this Agreement, or (z) would subject Parent or Newco to any material impediment or condition in connection with the exercise of any of their respective rights under this Agreement.

           3.32. CERTAIN OTHER AGREEMENTS. Security Insurance Company of Hartford has entered into the Stockholders Agreement (the "Stockholders Agreement") set forth as Exhibit 1 hereto. Stanley A. Galanski has entered into the Employment Agreement (the "Galanski Employment Agreement") set forth as Exhibit 2 hereto. Robert M. Lynyak has entered into the Employment Agreement (the "Lynyak Employment Agreement" and, together with the Galanski Employment Agreement, the "Employment Agreements") set forth as Exhibit 3 hereto. The Roanoke Consent (the "Roanoke Consent"), substantially in the form of Exhibit 4 hereto, has been entered into by The Roanoke Companies.

           3.33. COMPANY CASH AND CASH EQUIVALENTS. The Company has cash and cash equivalents (the "Company Cash") of at least $24,000,000. There are no restrictions, liens, security interests or similar encumbrances on the Company Cash. There exist no restrictions whatsoever, by operation of law or contract or regulation or otherwise, other than as set forth in this Agreement, that could prevent the Company from distributing the Company Cash to its shareholders.

           3.34. YEAR 2000. The Company is in the process of reviewing its and its Subsidiaries' software and hardware systems which perform critical or important accounting, data processing, data storage, data transmission and report writing functions for the purposes of evaluating the readiness of these systems to function without material interruption on the occurrence of the year 2000 ("Y2K Readiness"). In connection with this process the Company has retained the services of Y2K Readiness consultants to assist the Company in these efforts and has undertaken to obtain assurances from its principal software suppliers and service firms as to the Y2K Readiness of certain mission critical or important systems obtained from these outside sources or utilized by them in providing critical services to the Company. The Company reasonably believes that all software, hardware and equipment (including microprocessors) that are owned or utilized by the Company or any of its Subsidiaries in the operations of its or their respective business will be capable, by December 31, 1999, of accounting for all calculations using a century and date sensitive algorithm for the year 2000 and the fact the year 2000 is a leap year and to otherwise continue to function without any interruption caused by the occurrence of the year 2000.


                                    ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF EMERALD


           Emerald represents and warrants to the Company as follows:

           4.1. ORGANIZATION, STANDING AND POWER. Emerald is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified or licensed to do business as a foreign corporation and in good standing to conduct business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification or license necessary, other than such jurisdictions where the failure so to qualify or become so licensed would not, individually or in the aggregate, adversely affect Emerald and its Subsidiaries taken as a whole in any material respect.

           4.2.  AUTHORITY; CONSENT  AND   APPROVALS.   (a)   Emerald  has  all
requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Emerald, including the affirmative vote of a majority of the outstanding shares of Emerald's common stock. This Agreement has been duly executed and delivered by Emerald and, assuming that this Agreement constitutes the valid and binding agreement of the Company, constitutes a valid and binding obligation of Emerald enforceable in accordance with its terms and conditions except that the enforcement hereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (iii) any ruling or action of any Governmental Entity as set forth in Section 4.2(b).

           (b)   No  consent,  approval,  order   or   authorization   of,  or
registration, declaration or filing with, notice to, or permit from a Governmental Entity is required by or with respect to Emerald or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Emerald or the consummation by Emerald of the transactions contemplated hereby, except for: (i) any actions, consents, approvals, filings and/or notices that may be required under the insurance laws and regulations of the jurisdictions in which the Subsidiaries of Emerald that are insurance companies are domiciled or licensed, each of which is listed in Section 4.2(b)(i) of the Disclosure Schedule; (ii) the filing of a pre-merger notification and report form by Emerald under the HSR Act, and the expiration or termination of the applicable waiting period thereunder; (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; and (iv) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws.

           4.3. INFORMATION SUPPLIED. None of the information supplied or to be supplied by Emerald for inclusion or incorporation by reference in the Proxy Statement will, on the date it is first mailed to the holders of Company Common Stock or at the time of the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

           4.4. FINANCING. Emerald has readily available all of the funds necessary to consummate the Merger and, at the Effective Time, Emerald shall have readily available all of the funds necessary for the acquisition of all shares of Company Common Stock pursuant to the Merger, and to perform its obligations under this Agreement.

           4.5. BROKERS. Emerald represents, as to itself and its affiliates, that no agent, broker, investment broker, financial advisor or other firm or person is or will be entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement, except for Lehman Brothers Inc., whose fees and expenses shall be paid by Emerald.


                                    ARTICLE V

                   COVENANTS RELATING TO CONDUCT OF BUSINESS


           5.1. CONDUCT OF BUSINESS BY THE COMPANY PRIOR TO THE CLOSING DATE. During the period from the date of this Agreement to the Effective Time, each of the Company and its Subsidiaries shall use its commercially reasonable efforts to preserve, in all material respects, the goodwill of employees, suppliers, customers, landlords, contractors, bankers, and others having business relations with it and to do nothing knowingly to impair its ability to keep and preserve its business as it exists on the date of this Agreement. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time of the Merger each of the Company and its Subsidiaries shall not, without the prior written consent of Emerald:

           (a) conduct its business outside of the ordinary course consistent with past practice;

           (b) adopt a plan of complete or partial liquidation or declare, set aside, increase or pay any dividend (including any stock dividends), or declare or make any distribution on, or directly or indirectly combine, redeem, reclassify, purchase, or otherwise acquire, any shares of its capital stock or authorize the creation or issuance of, or issue, deliver or sell any additional shares of its capital stock or any securities or obligations convertible into or exchangeable for its capital stock or effect any stock split or reverse stock split or other recapitalization, except (i) the issuance of any shares upon the exercise of any the Company Stock Options outstanding on the date of this Agreement; (ii) the acceptance by the Company of any shares of the Company Common Stock in consideration of the exercise of the Company Stock Options or in satisfaction of any tax or tax withholding obligations of the holders of the Company Stock Options or (iii) the payment of the regular semi-annual dividend not in excess of $0.09 per share on each of approximately March 15 and September 15, 1999; PROVIDED, HOWEVER, that the declaration of, and record date for, any such dividend shall be the minimum period prior to the payment date of such semi-annual dividend as required by law or securities exchange; and PROVIDED, FURTHER, that no such semi-annual dividend shall be paid if the Closing hereunder has occurred prior to the payment date;

           (c) amend its certificate or articles of incorporation or by-laws (or similar organizational documents), or adopt or amend any resolution or agreement concerning indemnification of its directors, officers, employees or agents;

           (d) pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares or any other voting securities or convertible securities;

           (e) commit or omit to do any act which act or omission would cause a breach of any covenant contained in this Agreement or would cause any representation or warranty contained in this Agreement to become untrue, as if each such representation and warranty were continuously made from and after the date hereof;

           (f)  violate any   applicable   law,  statute,  rule,  governmental
     regulation or order that would have a Material Adverse Effect on such party;

           (g) fail to maintain its books, accounts and records in the usual manner on a basis consistent with that heretofore employed or change any accounting method, policy, practice or application previously employed;

           (h) release or reverse any existing reserves, other than for resolution of claims for which such reserve was established or, in the aggregate, any reserves for claims which are incurred but not reported, or recognize any unrecognized gain;

           (i) fail to pay, or to make adequate provision in all material respects for the payment of, all Taxes, interest payments and penalties due and payable (for all periods up to the Effective Time, including that portion of its fiscal year to and including the Effective Time) to any city, parish, state, the United States, foreign or any other taxing authority, except those being contested in good faith by appropriate proceedings and for which sufficient reserves have been established, or make any elections with respect to Taxes;

           (j) make any material tax election that is inconsistent with any corresponding election made on a prior return or settle or compromise any income tax liability for an amount materially in excess of the liability therefor that is reflected on the Company consolidated financial statements or Emerald consolidated financial statements, as the case may be;

           (k) except for normal compensation increases, hirings and promotions in the ordinary course of business consistent with past practice, enter into or modify any written or oral employment, severance or similar agreement or arrangement with any director, executive officer or employee or grant any increase in the rate of wages, salaries, bonuses or other compensation or benefits of any such person;

           (l) acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (ii) any assets that are material, individually or in the aggregate, to the Company, except purchases of investments and other assets in the ordinary course of business consistent with past practice and for a fair and adequate consideration;

           (m) except as set forth in Section 5.1(m) of the Disclosure Schedule, other than in the ordinary course of business consistent with past practice, and for a fair and adequate consideration, sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its other properties or assets;

           (n) other than in the ordinary course of business consistent with past practice, and for a fair and adequate consideration, incur any indebtedness for borrowed money, or guarantee any such indebtedness of another party, issue or sell any debt securities or warrants or other rights to acquire any debt securities of such party or any of its subsidiaries, guarantee any debt securities of another party, enter into any "keep well" or other agreement to maintain any financial condition of another party or enter into any arrangement having the economic effect of any of the foregoing, or make any loans, advances or capital contributions to, or investments in, any other party, or alter any credit terms;

           (o) except as set forth on Section 5.1(o) of the Disclosure Schedule, make or agree to make any new capital expenditures other than those made in the ordinary course of business and consistent with past practice and which amount to less than $50,000 individually;

           (p) other than in the ordinary course of business consistent with past practice, and for a fair and adequate consideration, place or suffer to exist on any of its assets or properties any Lien, other than Liens listed on the Company Disclosure Schedule, or forgive any material indebtedness owing to it or any claims which it may have possessed, or waive any right of substantial value or discharge or satisfy any material noncurrent liability;

           (q) (i) adopt, amend or change any Company Stock Option Plan or any other benefit or stock option or stock or similar plan or arrangement, except as otherwise contemplated by Section 2.2; or (ii) grant or pay to any salaried employee or former salaried employee, officer or director of any of the Company or its Subsidiaries any award under any Company discretionary or other bonus plans or under any Company Stock Option Plans, except with the consent of Emerald;

           (r)  fail  to  maintain  in  all  material  respects   all  licenses,
     certificates of authority, qualifications and Governmental Authorizations to do business in which it is so licensed, qualified or authorized;

           (s) other than in the ordinary course of business consistent with past practice, fail to maintain in full force and effect, other than those that expire in accordance with their terms, all material contracts, including all reinsurance, coinsurance and similar agreements of each of the Subsidiaries of the Company, and not permit or effect any material amendment thereof without the prior written consent of Emerald;

           (t) fail to cause each of the Company's Subsidiaries to properly prepare and timely file all financial statements, reports and Tax Returns required to be filed by such Subsidiary with any Governmental Authorities with respect to the business, operations or affairs of such Subsidiary, and pay duly and fully all Taxes indicated as due on such Tax Returns, and all required filing fees;

           (u) fail to cause all reserves with respect to insurance contracts issued by each of the Company's Subsidiaries to be established or reflected on the books and records of such Subsidiary on a basis consistent with those reserves and reserving methods followed by the Company's Subsidiaries at December 31, 1997, and to continue to own investment assets that qualify under state insurance laws and regulations as admitted assets in an amount at least equal to all of the required reserves of such Subsidiaries, established in accordance with generally accept actuarial principles and practices consistently applied; or

           (v) authorize any of, or agree or commit to do any of, the foregoing actions.

           5.2. COMPANY CASH.   The  Company  will maintain the Company Cash in
(i) securities issued or directly and fully guaranteed by the United States Government, or (ii) commercial paper rated at least P-1 by Moody's Investors Service, Inc. ("Moody's") and at least A-1 by Standard and Poor's Ratings Group ("S&P") or (iii) senior indebtedness issued by persons with a rating of at least AA by S&P and Aa by Moody's, in each case with a maturity of no more than 60 days from the date of acquisition. The Company Cash will at all times remain the sole property of the Company, and the Company will not grant, or suffer to exist, any interest whatsoever of any other person or entity in the Company Cash.

           5.3. ADDITIONAL COMPANY AUTHORIZATIONS. The Company will use its reasonable efforts, in cooperation and at the direction of Emerald, to obtain additional authority in each jurisdiction in which the Company is currently licensed (as well as in the states of New Hampshire and Vermont) for property, casualty and surety lines of insurance, to the extent that the Company does not already possess such authorities or licenses; provided, however, that Emerald will pay all reasonable pre-approved third party fees and expenses related to the foregoing; and provided, further, that Emerald and the Company acknowledge that the failure, after the use of reasonable efforts by the Company in accordance with the terms hereof, to obtain any such additional authorities or licenses will not constitute a breach of this Agreement.

           5.4. NO SOLICITATIONS. (a) The Company shall not, directly or indirectly, through any officer, director, employee, representative, agent or other person, solicit or encourage the initiation or submission of any direct or indirect inquiries, proposals or offers regarding any acquisition, merger, takeover bid or sale of all or any of the assets (other than in the ordinary course of business consistent with past practice) or any shares of capital stock of the Company (other than pursuant to exercise, in accordance with the terms thereof, by the persons listed on Schedule 2.2(a) of options outstanding under Company Stock Option Plans as in effect on the date hereof), whether or not in writing and whether or not delivered to the stockholders of the Company generally (including, without limitation, by way of a tender offer) by any party other than Emerald or its affiliates (any of the foregoing inquiries or proposals being referred to herein as an "Acquisition Proposal"); provided, however, that nothing contained in this Agreement shall prevent the Board of Directors of the Company from referring any third party to this Section 5.4. Nothing contained in this Section 5.4 or any other provision of this Agreement shall prevent the Board of Directors of the Company from considering or negotiating an unsolicited bona fide Acquisition Proposal. If the Board of Directors of the Company, after duly considering written advice of outside counsel and financial advisors to the Company, determines in good faith that it would likely be a violation of its fiduciary responsibilities to not approve or recommend (and in connection therewith withdraw or modify its approval or recommendation of this Agreement, and the transactions contemplated hereby) a Superior Proposal (as defined below), then, notwithstanding any such approval or recommendation (i) the Company shall not enter into any agreement with respect to the Superior Proposal and (ii) any other obligation of the Company under this Agreement shall not be affected, unless this Agreement is terminated pursuant to Section 8.1(e) hereof prior to or simultaneously with the grant of such approval or the making of such recommendation and the Company, at the time of such termination resulting from such Superior Proposal, pays Emerald the Termination Fee. As used herein the term "Superior Proposal" means an unsolicited bona fide proposal made by a third party to acquire the Company pursuant to a tender or exchange offer, a merger, a sale of all or any significant portion of its assets or otherwise that the Company Board of Directors determines in its good faith judgment to be a proposal which, if accepted, (x) is reasonably likely to be consummated, taking into account, without limitation, all legal, financial and regulatory aspects of such proposal and person or persons making such proposal and (y) would, if consummated, result in a more favorable transaction to the holders of the Company Common Stock than the transactions contemplated by this Agreement (after considering the written advice of the Company's professional advisors).

           (b) The Company shall immediately notify Emerald after receipt of any Acquisition Proposal (and shall furnish Emerald a copy of any written proposal and shall keep Emerald appropriately and timely informed as to the status of any negotiations with the party furnishing any such proposal as well as the material terms and conditions of any proposal, inquiry or contact) or any request for nonpublic information relating to the Company in connection with an Acquisition Proposal or for access to the properties, books or records of the Company that informs the Board of Directors of the Company or any officer, director, employee, representative or agent of the Company that some other Person is considering making, or has made, an Acquisition Proposal.

           (c) If the Company has determined to terminate this Agreement pursuant to subparagraph (a) above, prior to the time the Company gives such notice to Emerald of such termination, the Company shall give written notice to Emerald of its intent to terminate and thereafter Emerald shall have five (5) days in which to propose additional terms to this Agreement.

           (d) If the Board of Directors of the Company receives a request for material nonpublic information about the business of the Company by a party who makes or who states in writing that it intends, subject to satisfactory review of such nonpublic information, to make a bona fide Acquisition Proposal, the Company may, subject to the execution of a confidentiality agreement substantially similar to that then in effect between the Company and Emerald, provide such party with access to information about the business of the Company.

           (e) Nothing contained in this Section 5.4 shall prevent the Company from complying with Rule 14e2(a) or Rule l4d-9 promulgated under the Exchange Act, if applicable, with regard to an Acquisition Proposal made in the form of a tender offer by a third party.


                                    ARTICLE VI

                             ADDITIONAL AGREEMENTS


           6.1. PREPARATION OF PROXY STATEMENT; STOCKHOLDER MEETING; COMFORT LETTERS. (a) Promptly following the date of this Agreement, the Company shall prepare the Proxy Statement (the "Proxy Statement") required to be distributed to holders of Company Common Stock in connection with the Merger and include therein the recommendation of the Board that the stockholders of the Company vote in favor of the approval and adoption of this Agreement and include therein the written opinion of Fox-Pitt, Kelton Inc. (the "Financial Adviser") that the cash consideration to be received by the stockholders of the Company pursuant to the Merger is fair, from a financial point of view, to such stockholders; provided, however, that the Board of Directors of the Company may fail to make or may withdraw or modify such recommendation, if, in accordance with Section 5.4, the Board of Directors of the Company recommends a Superior Proposal. The Company shall use its reasonable best efforts to obtain and furnish the information required to be included by it in the Proxy Statement and, after consultation with Emerald, respond promptly to any comments made by the Securities and Exchange Commission (the "SEC") with respect to the Proxy Statement and any preliminary version thereof. Emerald will cooperate with the Company in connection with the preparation of the Proxy Statement including, but not limited to, furnishing to the Company any and all information regarding Emerald as may be required to be disclosed therein. The Company will use reasonable best efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable.

           (b) All filings with the SEC and all mailings to the Company's stockholders in connection with the Merger, including the Proxy Statement, shall be subject to the prior review, comment and approval of Emerald (such approval not to be unreasonably withheld or delayed).

           (c) The Company will, as promptly as practicable following the date of this Agreement and in consultation with Emerald, duly call and give notice of, and, provided that this Agreement has not been terminated, convene and hold, the Company Stockholders' Meeting for the purpose of approving this Agreement and the transactions contemplated by this Agreement to the extent required by the DGCL (the "Company Stockholders' Meeting"). The Company will use reasonable best efforts to hold such meeting as soon as practicable after the date hereof.

           (d) Upon the request of Emerald, the Company shall use reasonable best efforts to cause to be delivered to the Company and Emerald a letter of Ernst & Young LLP, the Company's independent public accountants, dated a date within two (2) business days before the date of mailing the Proxy Statement to the stockholders of the Company and a letter of Ernst & Young LLP dated a date within two (2) business days before the Company Stockholders' Meeting, addressed to the Company, in each case customary in scope and substance for letters delivered by independent public accountants in connection with proxy statements similar to the Proxy Statement; PROVIDED, HOWEVER, that such letters shall only be delivered to the extent permitted under accounting principles and pronouncements applicable to the U.S. accounting profession.

           6.2. CONTRACT AND REGULATORY APPROVALS. Emerald and the Company will use (and will cause each of its Subsidiaries to use) reasonable best efforts to obtain as promptly as practicable (a) all approvals and consents required of any person or entity under all Contracts to which the Company or any of its Subsidiaries is a party to consummate the transactions contemplated hereby, and (b) all approvals, authorizations and clearances of Governmental Entities required of the Company and each of its Subsidiaries to consummate the transactions contemplated hereby. The Company will, and will cause each of its Subsidiaries to, (i) provide such other information and communications to such Governmental Entities as Emerald or such authorities may reasonably request, and (ii) cooperate with Emerald in obtaining, as promptly as practicable, all approvals, authorizations and clearances of governmental or regulatory authorities and other persons or entities required of Emerald to consummate the transactions contemplated hereby. Emerald will (i) provide such information and communications to such Governmental Entities as the Company or such authorities may reasonably request, and (ii) cooperate with the Company in obtaining, as promptly as practicable, all approvals, authorizations, and clearances of governmental or regulatory authorities and other persons or entities required of the Company to consummate the transactions contemplated hereby. Emerald shall use its reasonable best efforts to take or cause to be taken all actions necessary, proper or advisable to obtain any consent, waiver, approval or authorization relating to any federal, state or local statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, lessening of competition or restraint of trade and includes the HSR Act that is required for consummation of the transactions contemplated by this Agreement; provided, however, that the foregoing shall not obligate Emerald to agree to take any action which would have a material adverse effect on the expected benefits to Emerald of the transactions contemplated hereby.

           6.3. HSR FILING. The Company and Emerald will (a) take all actions necessary to make the filings required of it or its affiliates under the HSR Act with respect to the transactions contemplated by this Agreement, (b) comply with any request for additional information received by the Company or its affiliates from the Federal Trade Commission or Antitrust Division of the Department of Justice pursuant to the HSR Act, (c) cooperate with each other in connection with filings under the HSR Act and (d) request early termination of the applicable waiting period.

           6.4. ACCESS TO INFORMATION; CONFIDENTIALITY. (a) The Company shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of Emerald or EAC, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments, employees, auditors, agents, representatives and records and, during such period, the Company shall (and shall cause each of its Subsidiaries to) furnish promptly to
Emerald: (i) each SAP Annual Statement and SAP Quarterly Statement filed by the Company's Subsidiaries during such period pursuant to the requirements of any applicable law; (ii) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to SEC requirements; (iii) all correspondence or written communication with A.M. Best and Company or any of its Subsidiaries, Standard & Poor's Corporation, Moody's Investors Service, Inc., and with any Governmental Entity or insurance regulatory authorities which relates to the transactions contemplated hereby or which is otherwise material to the financial condition or operation of the Company and its Subsidiaries taken as a whole; and (iv) all other information concerning its business, properties and personnel as the other party may reasonably request.

           (b)   The  Confidentiality Agreement   dated  June  19,  1998  (the
"Confidentiality Agreement"), between Brockbank Group plc, a subsidiary of Parent, and the Company shall apply to Emerald and the Company with respect to information furnished thereunder or hereunder and any other activities contemplated thereby.

           6.5.   FEES AND EXPENSES.  (a) Except as  otherwise provided in this
Section 6.5 and except with respect to claims for damages incurred as a result of the breach of this Agreement (it being understood that such claims by Emerald or its affiliates shall be precluded under Section 6.5(d) by the payment of the amount set forth in Section 6.5(b) when Section 6.5(b) is applicable), all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

           (b) The Company agrees to pay Emerald a fee in immediately available funds equal to $3,100,000 plus all reasonable documented, third party expenses incurred in connection with the transactions contemplated by this Agreement (the "Termination Fee") if: this Agreement is terminated pursuant to
Section 8.1(d) or 8.1(e) hereof if, (A) at the time of termination, the Company has received an Acquisition Proposal and, within 360 days of such termination, the Company consummates an Acquisition Proposal or enters into an agreement (including without limitation any agreement in principle or any oral agreement) with respect to an Acquisition Proposal or (B) within 90 days of such termination, the Company consummates a Superior Proposal or enters into an agreement (including without limitation any agreement in principle or any oral agreement) with respect to a Superior Proposal. The Termination Fee shall be paid immediately prior to the earlier of the consummation of an Acquisition Proposal or the entry into an agreement with respect to an Acquisition Proposal.

           (c) Any amounts due under this Section 6.5 that are not paid when due shall bear interest at the rate of six percent (6%) per annum from the date due through and including the date paid.

           (d) Upon the payment of the Termination Fee pursuant to Section 6.5(b) above (regardless of whether a transaction pursuant to an Acquisition Proposal is consummated), such fee shall be the exclusive remedy of Emerald and its affiliates relating to this Agreement or the transactions contemplated thereunder, and upon payment of any such fee, Emerald and its affiliates shall have no rights, in tort, contract or otherwise, arising under or relating to this Agreement or the transactions contemplated thereunder, except for rights under the second sentence of Section 5.4 hereof.

           (e)  The   Termination   Fee  shall  be  payable  solely  under  the
circumstances set forth in Section 6.5(b) and shall not be payable under any other circumstances.

           (f) In the event that this Agreement is terminated by Emerald pursuant to Section 8.1(f) or by the Company pursuant to Section 8.1(g), the non-terminating party shall pay the terminating party its documented, third-party expenses incurred in connection with the transactions contemplated by this Agreement, such payment to be made within 5 business days of receipt of a statement therefor.

           6.6. INDEMNIFICATION. (a) The Company shall, and from and after the Effective Time the Surviving Corporation shall, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of the Company and/or its Subsidiaries (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorneys' fees and expenses), liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of the Company whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities"), including all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the full extent a corporation is permitted under applicable law to indemnify its own directors or officers as the case may be (and the Company and the Surviving Corporation, as the case may be, will pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law). Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Parties (whether arising before or after the Effective) Time, (i) the Indemnified Parties may retain counsel satisfactory to them and the Company (or them and the Surviving Corporation after the Effective Time) and the Company (or after the Effective Time, the Surviving Corporation) shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received and (ii) the Company (or after the Effective Time, the Surviving Corporation) will use reasonable best efforts to assist in the defense of any such matter, provided that neither the Company nor the Surviving Corporation shall be liable for any settlement effected without its prior written consent which consent shall not unreasonably be withheld. The Indemnified Party wishing to claim indemnification under this Section 6.6, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Company (or after the Effective Time, the Surviving Corporation) (but the failure so to notify shall not relieve a party from any liability which it may have under this Section 6.6 except to the extent such failure materially prejudices such party). The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties. The Company and Emerald agree that the foregoing rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action or suit, existing in favor of the Indemnified Parties with respect to matters occurring through the Effective Time, shall survive the Merger and shall continue in full force and effect for a period of not less than six (6) years from the Effective Time; provided, however, that all rights to indemnification in respect of any Indemnified Liabilities asserted or made within such period shall continue until the disposition of such Indemnified Liabilities. Furthermore, the provisions with respect to indemnification set forth in the articles of incorporation or bylaws of the Surviving Corporation shall not be amended for a period of six years following the Effective Time if such amendment would materially and adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors or officers of the Company in respect of actions or omissions occurring at or prior to the Effective Time.

           (b) For a period of six (6) years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company (provided that Emerald may substitute therefor (i) policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous in any material respect to the Indemnified Parties and (ii) coverage under Emerald's directors' and officers' liability insurance coverage if such substitution is approved by those persons, in their sole discretion, who at the Effective Time constitute or constituted a majority of the Company's Board of Directors) with respect to matters arising before the Effective Time.

           (c) The provisions of this Section 6.6 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his heirs and his personal representatives and shall be binding on all successors and assigns of the Company and the Surviving Corporation.

           (d) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each case, to the extent necessary to effectuate the purpose of this Section 6.6, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall succeed to the obligations set forth in this Section 6.6 and none of the actions described in clauses (i) or (ii) shall be taken until such provision is made.

           6.7. REASONABLE BEST EFFORTS. Subject to the terms and conditions of this Agreement, except as otherwise expressly contemplated hereby, each of the parties hereto agrees to use all reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done as promptly as practicable, all things necessary, proper or advisable, under applicable laws and regulations or otherwise, to consummate and make effective the Merger and the other transactions contemplated by this Agreement, subject, as applicable, to the Company Stockholder Approval.

           6.8. PUBLIC ANNOUNCEMENTS. The parties hereto will consult with each other regarding any press release or public announcement pertaining to the Merger and shall not issue any such press release or make any such public announcement prior to such consultation, except as may be required by applicable law, court process or obligations pursuant to any listing agreement with any national securities exchange, in which case the party proposing to issue such press release or make such public announcement shall use reasonable efforts to consult in good faith with the other party before issuing any such press release or making any such public announcement. The parties hereto shall also consult with each other before engaging in any communications with any rating agency with respect to this Agreement or the transactions contemplated hereby.

           6.9. COOPERATION. From the date hereof until the Effective Time, the parties agree to work together to coordinate all aspects of transition planning and the integration of the businesses of Emerald and its Subsidiaries with the businesses of the Company and its Subsidiaries from and after the Effective Time. In this regard, the parties agree, among other things, (i) to create a dedicated transition team, including consultation between the parties to identify the appropriate officers and employees of each of the Company and Emerald who will be members of such team, to plan and prepare for the integration of the business and other matters following the Merger and preparing for the execution of any such plans, (ii) to jointly develop any employee, agent, policyholder or other communications relating to such plans and the Merger, (iii) to discuss and consult with respect to investment management activities, (iv) to jointly consider information processing systems updates and technology integration issues and to plan and prepare for an agreed-upon resolution of such issues following the Merger and (v) to take such actions as are necessary or appropriate to promote and implement the integration plan, subject to applicable law.

           6.10. PARENT GUARANTEE.   Emerald  agrees  to  cause  Parent  to, and
Parent hereby agrees to, guarantee the performance by Emerald of Emerald's obligations under this Agreement.


                                    ARTICLE VII

                             CONDITIONS PRECEDENT


           7.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

           (a) COMPANY STOCKHOLDER APPROVAL. The Merger shall have been approved and adopted by the affirmative vote or written consent of the holders of majority of the outstanding shares of Company Common Stock entitled to vote thereon.

           (b) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that prior to invoking this condition, each party shall use reasonable best efforts to have any such decree, ruling, injunction or order vacated.

           (c) GOVERNMENTAL AND REGULATORY CONSENTS. All actions, consents, approvals, filings and notices listed in Section 3.4(c)(i) of the Disclosure Schedule shall have been taken, made or obtained; provided, however, that such consents or approvals shall be in full force and effect at the Effective Time and shall not obligate Emerald to agree to take any action which would have a material adverse effect on the expected benefits to Emerald of the transactions contemplated hereby.

           (d) HSR ACT. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired, and no restrictive order or other requirements shall have been placed on the Company, Emerald or the Surviving Corporation in connection therewith which would have a material adverse effect on the expected benefits to Emerald of the transactions contemplated hereby.

           (e) NO LITIGATION. There shall not be pending or, to the Company's or Emerald's knowledge, threatened, any action, suit, investigation, or other proceeding by any Governmental Entity to restrain, enjoin, or otherwise prevent consummation of any of the transactions contemplated by this Agreement.

           7.2. CONDITIONS TO OBLIGATIONS  OF EMERALD.   The  obligations  of
Emerald to effect the Merger are further subject to the satisfaction or waiver following conditions:

           (a) REPRESENTATIONS AND WARRANTIES. (i) The representations and warranties of the Company set forth in this Agreement shall be true and correct, in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of a particular date) as of the Closing Date as though made on and as of the Closing Date; provided, that this Section 7.2(a)(i) shall be deemed satisfied if the failure of one or more representations or warranties to be true and correct (without giving effect to any materiality or any similar qualifications), individually or in the aggregate, either (x) would not result in a Material Adverse Effect on the Company or (y) results from any event, occurrence, development or state of circumstances or facts affecting the property and casualty insurance industry as a whole, any catastrophe or any change in general economic conditions (including but not limited to a change in interest rates); and (ii) Emerald shall have received certificates signed on behalf of the Company by the chief executive officer and chief financial officer of the Company to the effect set forth in Section 7.2(a)(i), (b), (c), (d) and (f).

           (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have performed and complied with, in all material respects, all agreements and covenants required to be performed and complied with by the Company under this Agreement at or prior to the Closing Date.

           (c) NO MATERIAL ADVERSE CHANGE. There shall not have occurred or arisen after September 30, 1998, and prior to the Effective Time any change, event (including without limitation any damage, destruction or loss, whether or not covered by insurance), condition (financial or otherwise), or state of facts with respect to the Company or any of its Subsidiaries which would constitute a Material Adverse Effect on the Company (other than a change, event or state of facts disclosed on the Disclosure Schedule).

           (d) SHAREHOLDER EQUITY. As of the Closing Date, there shall be no more than a $10 million decrease in the shareholder equity of the Company from that set forth in the consolidated financial statements of the Company dated September 30, 1998 and delivered to Emerald prior to executing this Agreement, as set forth in a consolidated balance sheet of the Company as of the last day of the month next preceding the Closing.

           (e) CERTAIN AGREEMENTS. The Employment Agreements and the Roanoke Consent shall be in full force and effect.

           (f) COMPANY CASH. The Company Cash shall be at least $24,000,000.

           (g) OPTION  AGREEMENTS.   The  Company  shall have taken all actions
     required  to enable the consummation of the transactions  contemplated  by
     Section 2.2.

           (h) FINANCIAL STATEMENTS. Emerald shall have received the audited consolidated financial statements of the Company for the fiscal year ended December 31, 1998, together with the Company's auditor's report thereon, and a balance sheet of the Company (unconsolidated) as of December 31, 1998, prepared in accordance with GAAP.

           (i) AUTHORIZATION. The Company shall have delivered to Emerald evidence reasonably satisfactory to Emerald that all requisite action on the part of the Company necessary for the due authorization of this Agreement and the performance and consummation of the transactions contemplated hereby has been taken.

           7.3. CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver of the following conditions:

           (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Emerald set forth in this Agreement shall be true and correct, in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of a particular date) as of the Closing Date as though made on and as of the Closing Date, except where the failure of one or more representations or warranties to be true and correct, individually or in the aggregate, would not result in a Material Adverse Effect on Emerald. The Company shall have received certificates signed on behalf of Emerald by the chief executive officer and chief financial officer of Emerald to the effect set forth in this paragraph and Section 7.3(b).

           (b) PERFORMANCE OF OBLIGATIONS OF EMERALD. Emerald shall have performed and complied with, in all material respects, all agreements and covenants required to be performed and complied with by Emerald under this Agreement at or prior to the Closing Date.


                                    ARTICLE VIII

                           TERMINATION AND AMENDMENT


           8.1. TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of the Company or Emerald:

           (a) by mutual written consent of the Company and Emerald;

           (b) by either the Company or Emerald, if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and non-appealable;

           (c) by either the Company or Emerald, if the Merger shall not have been consummated on or before June 30, 1999; provided, however, that if the conditions set forth in Article VII have not been satisfied as of such date, this Agreement may not be terminated until September 30, 1999, if it can reasonably be anticipated that such conditions can be satisfied by September 30, 1999 (such June 30, 1999 or September 30, 1999, being referred to herein as the "Termination Date"); and provided further that the right to terminate this Agreement under this Section 8.1(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date;

           (d) by either Emerald or the Company, if at the duly held meeting of the stockholders of the Company (including any adjournment thereof) held for the purpose of voting on the Merger, this Agreement and the consummation of the transactions contemplated hereby, the holders of at least a majority of the outstanding shares of Company Common Stock shall not have approved the Merger, this Agreement and the consummation of the transactions contemplated hereby;

           (e)(i) by Emerald, if, prior to the company Stockholder Meeting, the Board of Directors of the Company shall have failed to give or shall have withdrawn or adversely modified in any material respect, or taken a public position materially inconsistent with, its approval of the Merger or this Agreement or (ii) by Emerald or the Company, if, prior to the Company Stockholder Meeting the Board of Directors, in compliance with Section 5.4 hereof, shall have determined to enter in to an agreement with respect to, or recommend, a Superior Proposal;

           (f) by Emerald, upon a material breach of any material representation or warranty of the Company, or in the event the Company fails to comply in any respect with any of its material covenants and agreements, or if any material representation or warranty of the Company shall be or become untrue, in each case, where such breach, failure to so comply or untruth (either individually or in the aggregate with all other such breaches, failures to comply or untruths) would cause one or more of the conditions set forth in Sections 7.1(a), 7.2(a) or 7.2(b) to be incapable of being satisfied as of a date within thirty (30) days after the occurrence thereof, provided that a willful breach by the Company shall be deemed to cause such conditions to be incapable of being satisfied by such date; or

           (g) by the Company, upon a breach of any representation or warranty of Emerald, or in the event Emerald fails to comply in any respect with any of its covenants or agreements, or if any representation or warranty of Emerald shall be or become untrue, in each case, where such breach, failure to so comply or untruth (either individually or in the aggregate with all other such breaches, failures to comply or untruths) would cause one or more of the conditions set forth in Sections 7.3(a) or 7.3(b) to be incapable of being satisfied as of a date within thirty (30) days after the occurrence thereof, provided that a willful breach by Emerald shall be deemed to cause such conditions to be incapable of being satisfied by such date.

           8.2. EFFECT OF TERMINATION. If this Agreement is validly terminated by either the Company or Emerald pursuant to Section 8.1, this Agreement will forthwith become null and void and there will be no liability or obligation on the part of either the Company or Emerald (or any of their respective Subsidiaries or affiliates), except that (i) the provisions of Section 6.4(b),
Section 6.5, Section 6.10 and this Section 8.2 will continue to apply following any such termination, (ii) such termination shall not in any case affect the obligations of the Company and Emerald under the Confidentiality Agreement and
(iii) nothing contained herein shall relieve any party hereto, including Parent, from liability for willful breach of its representations, warranties, covenants or agreements contained in this Agreement. The effectiveness of any termination under this Agreement shall be subject to the payments required to be made pursuant to Section 6.5 being so made, if applicable.

           8.3. AMENDMENT. Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement of Emerald and the Company at any time prior to the Effective Time of the Merger with respect to any of the terms contained herein; provided, however, that, after this Agreement is approved by the Company's stockholders, no such amendment or modification shall (a) reduce the amount or change the form of consideration to be delivered to the holders of shares of Company Common Stock, (b) change the date by which the Merger is required to be effected or (c) change the amounts payable in respect of the Company Stock Options.

           8.4. EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed: (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.


                                    ARTICLE IX

                              GENERAL PROVISIONS


           9.1. NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time; provided, however, that Article II, Section 6.6, Section 6.10 and the Confidentiality Agreement (with respect to directors, officers, advisors and representatives of Emerald and the Company) shall survive the Effective Time.

           9.2. NOTICES. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, telegraphed or telecopied or sent by certified or registered mail, postage prepaid, and shall be deemed to be given, dated and received upon receipt. Any such notice or communication shall be provided to the following address or telecopy number, or to such other address or addresses as such person may subsequently designate by notice given hereunder:

           (a)  if to Emerald or Parent, to:

                Emerald
                Cumberland House, 9th Floor
                One Victoria Street
                Hamilton HM JX Bermuda
                Attn:  Paul S. Giordano, Esq.
                Telephone:  (441) 292-8515
                Telecopy:  (441) 292-5280

                with a copy to:

                Cahill Gordon & Reindel
                80 Pine Street
                New York, New York  10005
                Attn:  Immanuel Kohn, Esq.
                Telephone:  (212)  701-3000
                Telecopy:  (212) 269-5420

           (b)  if to the Company, to:

                Diamond
                1450 East American Lane, 20th Floor
                Schaumburg, IL  60173
                Attn:  Stanley A. Galanski
                Telephone:  (847) 517-2510
                Telecopy:  (847) 706-1267

                with a copy to:

                LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                125 West 55th Street
                New York, New York  10019-5389
                Attn:  William S. Lamb, Esq.
                Telephone: (212) 424-8000
                Telecopy: (212) 424-8500

                and

                Rudnick & Wolfe
                203 N. LaSalle Street
                Chicago, Illinois 60601
                Attn: John H. Heuberger
                Telephone: (312) 368-4000
                Telecopy: (312) 236-7516

           9.3. INTERPRETATION. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents, glossary of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning, or interpretation of this Agreement. Whenever the word "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

           9.4. COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

           9.5. ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES; RIGHTS OF OWNERSHIP. This Agreement together with the Confidentiality Agreement (and any other documents and instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof and, except as provided in Article II and Section 6.6, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

           9.6. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof. Each of the parties hereto irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware (the "Delaware Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum. Each of the parties hereto hereby agrees to service of process in any litigation arising out of or relating to this Agreement and the transactions contemplated hereby by certified mail, return receipt requested, postage prepaid to it at its address for notice specified in Section 9.2. The Parent hereby irrevocably appoints Emerald to serve as its agent for service of process in respect of any such action or proceeding.

           9.7. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, such consent not to be unreasonably withheld and any such assignment that is not consented to shall be null and void, other than the election by Emerald pursuant to Section 1.1 hereof to substitute for Emerald a wholly owned subsidiary of Emerald incorporated in Delaware. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

            [The remainder of this page intentionally left blank.]

	IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers, hereunto duly authorized, all as of the date first written above.


                                 X.L. AMERICA, INC.


                                 By:  /S/ PAUL S. GIORDANO
                                 Its: SENIOR VICE PRESIDENT AND GENERAL COUNSEL




                                 INTERCARGO CORPORATION


                                 By:  /S/ STANLEY A. GALANSKI
                                 Its: PRESIDENT AND CHIEF EXECUTIVE OFFICER


As provided in Section 6.10 of this Agreement, Parent hereby guarantees the performance by Emerald of its obligations hereunder.

EXEL LIMITED


By:   /S/ ROBERT LUSARDI
Its: EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER